                                                                   Exhibit 10.42



                                      LEASE

                                     BETWEEN

                  AMERICAN PREPAID PROFESSIONAL SERVICES, INC.,

                                    AS TENANT

                                       AND

                           200 WEST JACKSON OWNER LLC,

                                   AS LANDLORD

                  200 WEST JACKSON BOULEVARD, CHICAGO, ILLINOIS

THE SUBMISSION OF AN UNSIGNED COPY OF THIS DOCUMENT TO TENANT FOR TENANT'S CONSIDERATION DOES NOT CONSTITUTE AN OFFER TO LEASE THE PREMISES OR AN OPTION TO OR FOR THE PREMISES. THIS DOCUMENT SHALL BECOME EFFECTIVE AND BINDING ONLY UPON THE EXECUTION AND DELIVERY OF THIS LEASE BY BOTH LANDLORD AND TENANT.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1  BASIC DATA; DEFINITIONS.......................................      1
           1.1   Basic Data..............................................      1
           1.2   Additional Definitions..................................      2
           1.3   Enumeration of Exhibits.................................      3

ARTICLE 2  PREMISES AND APPURTENANT RIGHTS...............................      3
           2.1   Lease of Premises.......................................      3
           2.2   Appurtenant Rights and Reservations.....................      3

ARTICLE 3  BASIC RENT....................................................      4
           3.1   Payment.................................................      4

ARTICLE 4  COMMENCEMENT AND CONDITION....................................      4
           4.1   Commencement Date.......................................      4
           4.2   Preparation of the Premises.............................      4

ARTICLE 5  USE OF PREMISES...............................................      4
           5.1   Permitted Use...........................................      4
           5.2   Installations and Alterations by Tenant.................      5
           5.3   Extra Hazardous Use.....................................      6
           5.4   Hazardous Materials.....................................      6

ARTICLE 6  ASSIGNMENT AND SUBLETTING.....................................      7
           6.1   Prohibition.............................................      7
           6.2   Acceptance of Rent......................................      7
           6.3   Excess Payments.........................................      8
           6.4   Landlord's Recapture Right..............................      8
           6.5   Further Requirements....................................      8

ARTICLE 7  RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES;
           SERVICES TO BE FURNISHED BY LANDLORD..........................      9
           7.1   Landlord Repairs........................................      9
           7.2   Tenant Repairs..........................................      9
           7.3   Floor Load - Heavy Machinery............................     10
           7.4   Utility Services........................................     10
           7.5   Other Services..........................................     11
           7.6   Interruption of Service.................................     12

ARTICLE 8  REAL ESTATE TAXES.............................................     13
           8.1   Payments on Account of Real Estate Taxes................     13
           8.2   Abatement...............................................     14

ARTICLE 9  OPERATING AND UTILITY EXPENSES................................     14
           9.1   Definitions.............................................     14
           9.2   Tenant's Payment of Operating Expenses..................     14
           9.3   Utility Payments........................................     15

ARTICLE 10 INDEMNITY AND PUBLIC LIABILITY INSURANCE......................     15
           10.1  Tenant's Indemnity......................................     15
           10.2  Tenant Insurance........................................     16
           10.3  Tenant's Risk...........................................     16
           10.4  Waiver of Subrogation...................................     17

ARTICLE 11 FIRE, EMINENT DOMAIN, ETC.....................................     17
           11.1  Landlord's Right of Termination.........................     17
           11.2  Restoration; Tenant's Right of Termination..............     17
           11.3  Landlord's Insurance....................................     18
           11.4  Abatement of Rent.......................................     18
           11.5  Condemnation Award......................................     19

ARTICLE 12 HOLDING OVER; SURRENDER.......................................     19
           12.1  Holding Oven............................................     19
           12.2  Surrender of Premises...................................     19

ARTICLE 13 RIGHTS OF MORTGAGEES; TRANSFER OF TITLE.......................     20
           13.1  Rights of Mortgagees....................................     20
           13.2  Assignment of Rents and Transfer of Title...............     20
           13.3  Notice to Mortgagee.....................................     20

ARTICLE 14 DEFAULT; REMEDIES.............................................     21
           14.1  Tenant's Default........................................     21
           14.2  Landlord's Remedies.....................................     23
           14.3  Additional Rent.........................................     25
           14.4  Remedying Defaults......................................     25
           14.5  Remedies Cumulative.....................................     25
           14.6  Enforcement Costs.......................................     25
           14.7  Waiver..................................................     25
           14.8  Security Deposit........................................     25
           14.9  Landlord's Default......................................     26

ARTICLE 15 MISCELLANEOUS PROVISIONS......................................     26
           15.1  Rights of Access........................................     26
           15.2  Covenant of Quiet Enjoyment.............................     26
           15.3  Landlord's Liability....................................     26
           15.4  Estoppel Certificate....................................     27
           15.5  Brokerage...............................................     27
           15.6  Rules and Regulations...................................     27
           15.7  Financial Statements....................................     27
           15.8  Substitute Space........................................     27
           15.9  Invalidity of Particular Provisions.....................     27
           15.10 Provisions Binding, Etc.................................     27
           15.11 Recording...............................................     28
           15.12 Notice..................................................     28
           15.13 When Lease Becomes Binding; Entire Agreement;
                 Modification............................................     28
           15.14 Paragraph Headings and Interpretation of Sections.......     28
           15.15 Dispute Resolution......................................     28
           15.16 Waiver of Jury Trial....................................     29
           15.17 Time Is of the Essence..................................     29
           15.18 Multiple Counterparts...................................     29
           15.19 Governing Law...........................................     29

EXHIBIT A  Location Plan of Premises.....................................    A-1

EXHIBIT B  Intentionally Omitted.........................................    B-l

EXHIBIT C  Commencement Date Letter......................................    C-l

EXHIBIT D  Operating Expenses............................................    D-1

EXHIBIT E  Rules and Regulations of Building.............................    E-l

EXHIBIT F  Workletter....................................................    F-1

EXHIBIT G  Additional Provisions.........................................    G-l

EXHIBIT H  Cleaning Specifications.......................................    H-1

                                      LEASE

     THIS LEASE is dated as of October 15, 2003 between the Landlord and the Tenant named below, and is of space in the Building described below.

BASIC DATA; DEFINITIONS

     BASIC DATA. Each reference in this Lease to any of the following terms shall be construed to mean the following:

     LANDLORD: 200 West Jackson Owner LLC, a Delaware limited liability company

     LANDLORD'S ADDRESS: 200 West Jackson Street
                         Suite 1310
                         Chicago, Illinois 60606

     TENANT: American Prepaid Professional Services, Inc., a Florida corporation

     TENANT'S ADDRESS: 200 West Jackson Street
                       Suite 900
                       Chicago, Illinois 60606

     GUARANTOR(S): None.

     PROPERTY: The land located in Chicago, Illinois, together with the Building and other improvements thereon.

     BUILDING: The 29-story building commonly known and numbered as 200 West Jackson Boulevard.

     BUILDING RENTABLE AREA: Agreed to be 468,929 square feet.

     PREMISES: The portion of the Building known as Suite No. 900 located on the 9th floor as shown on the location plan attached hereto as EXHIBIT A.

     PREMISES RENTABLE AREA: Agreed to be 17,289 square feet.

     BASIC RENT: The Basic Rent is as follows:

                   ANNUAL RENTAL                   MONTHLY
PERIOD OR MONTHS      RATE PER        ANNUAL     PAYMENT OF
     OF TERM        SQUARE FOOT     BASIC RENT   BASIC RENT
----------------   -------------   -----------   ----------
 7/1/04-6/30/05        $24.00      $414,936.00   $34,578.00
 7/1/05-6/30/06        $24.40      $421,851.60   $35,154.30
 7/1/06-6/30/07        $24.80      $428,767.20   $35,730.60
 7/1/07-6/30/08        $25.20      $435,682.80   $36,306.90
 7/1/08-6/30/09        $25.60      $442,598.40   $36,883.20
 7/1/09-10/31/09       $26.00      $149,838.00*  $37,459.50

*    based on a 4-month period

Notwithstanding anything to the contrary contained in this Lease and provided that Tenant is not then in default under any of the terms, covenants or conditions of this Lease beyond any applicable cure periods, Basic Rent and Escalation Charges (as hereinafter defined) shall abate in full and Tenant shall have no liability therefor during the first 7 full calendar months of the Term.

                                                                      (initials)

     BASE YEAR: Calendar year 2004

     TENANT'S PROPORTIONATE SHARE: 3.6869% (which is based on the ratio of (a) Premises Rentable Area to (b) Building Rentable Area).

     SECURITY DEPOSIT: None.

     SCHEDULED COMMENCEMENT DATE: July 1, 2004.

     TERM: Five (5) years and four (4) months, commencing on the Commencement Date (as defined in SECTION 4.1) and expiring at the close of the last day of the sixty-fourth (64th) full calendar month following the Commencement Date. The Term shall include any extension thereof that is expressly provided for by this Lease and that is effected strictly in accordance with this Lease; if no extension of the Term is expressly provided for by this Lease, no right to extend the Term shall be implied by this provision.

     PERMITTED USES: Executive and general offices.

     CONSTRUCTION DEADLINE: N/A.

     LANDLORD'S CONTRIBUTION: An amount equal to $380,358.00 (i.e., $22.00 per square foot of Premises Rentable Area).

     LANDLORD'S CONSTRUCTION REPRESENTATIVE: John Wegforth

     TENANT'S CONSTRUCTION REPRESENTATIVE: Rosa Vichcales

     BROKER: MB Real Estate Services, LLC and CB Richard Ellis, Inc.

     1.2 ADDITIONAL DEFINITIONS. When used in Lease, the capitalized terms set forth below shall bear the meanings set forth below.

     ADDITIONAL RENT: All charges and sums payable by Tenant as set forth in this Lease, other than and in addition to Basic Rent.

     BUSINESS DAY: All days except Saturdays, Sundays, New Year's Day, Martin Luther King Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other days on which landlords of comparable buildings determine are holidays.

     ENVIRONMENTAL CONDITION: Any disposal, release or threat of release of Hazardous Materials on, from or about the Building or the Property or storage of Hazardous Materials on, from or about the Building or the Property.

     ENVIRONMENTAL LAWS: Any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, the Environmental Protection Act of Illinois, 415 ILCS 5/1 et seq., and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2061 et seq., the Federal Clean Water Act, 33 U.S.C. Section 1251, and the Federal Clean Air Act, 42 U.S.C. Section 7401 et seq.

     ESCALATION CHARGES: The Additional Rent arising pursuant to ARTICLE 8 and
ARTICLE 9 of this Lease.

     FORCE MAJEURE: Collectively and individually, strikes or other labor trouble, fire or other casualty, acts of God, war, terrorist acts, civil disturbances, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation, other than the payment of Rent or any Security Deposit.

     HAZARDOUS MATERIALS: Shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, without limitation, any "oil," "hazardous material," "hazardous waste," "hazardous substance" or "chemical substance or mixture", as the foregoing terms (in quotations) are defined in any Environmental Laws.

     LAND: The land that constitutes a portion of the Property.

     LEASE YEAR: Means each period of one year during the Term commencing on the Commencement Date or on any anniversary thereof, or, if the Commencement Date does not fall on the first day of a calendar month, the first Lease Year shall consist of the partial calendar month following the Commencement Date and the succeeding twelve full calendar months, and each succeeding Lease Year shall consist of a one-year period commencing on the first day of the calendar month following the calendar month in which the Commencement Date fell.

     1.3 ENUMERATION OF EXHIBITS. The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes: EXHIBIT A - Location Plan of the Premises; EXHIBIT B - Intentionally omitted; EXHIBIT C - Commencement Date Letter - Intentionally Omitted; EXHIBIT D - Operating Expenses; EXHIBIT E - Rules and Regulations; EXHIBIT F - Workletter; EXHIBIT G - Additional Provisions; and EXHIBIT H - Cleaning Specifications. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

                                    ARTICLE 2
                         PREMISES AND APPURTENANT RIGHTS

     2.1 LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms and conditions hereinafter set forth.

     2.2 APPURTENANT RIGHTS AND RESERVATIONS.

          (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with Landlord and others, (i) public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building and the Premises, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; and (ii) the loading areas, pedestrian sidewalks, landscaped areas, trash enclosures, and other areas or facilities, if any, which are located in or on the Property and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Building (the "COMMON FACILITIES"); but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to SECTION 15.6 (the "RULES AND REGULATIONS") and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

          (b) Excepted and excluded from the Premises and the Common Facilities are the ceiling, floor, perimeter walls and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls. Tenant shall be entitled to install any such ceilings or walls only in compliance with the other terms and conditions of this Lease

          (c) Landlord, at its sole cost and expense, shall cause Tenant's name to be listed on the building directory in the Building lobby.

                                    ARTICLE 3
                                   BASIC RENT

     3.1 PAYMENT.

          (a) Tenant agrees to pay the Basic Rent and Additional Rent to Landlord, or as directed by Landlord, commencing on the Commencement Date, without offset, abatement (except as provided in SECTION 11.4), deduction or demand. Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Landlord's Address or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent or any regularly scheduled payment of Additional Rent is not paid within five (5) days following the date due, Tenant shall pay, in addition to any charges under SECTION 14.4, at Landlord's request an administrative fee equal to 5% of the overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Escalation Charges, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

          (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

                                    ARTICLE 4
                           COMMENCEMENT AND CONDITION

     4.1 COMMENCEMENT DATE. The "COMMENCEMENT DATE" shall be the Scheduled Commencement Date set forth in SECTION 1.1.

     4.2 PREPARATION OF THE PREMISES.

     Tenant shall perform improvements to the Premises in accordance with the provisions with of SECTION 5.2 of this Lease and the Workletter attached hereto as EXHIBIT F. The Premises are being leased in their present condition, AS IS, WITHOUT REPRESENTATION OR WARRANTY by Landlord except as expressly set forth herein. Tenant acknowledges that it has inspected the Premises and Common Facilities and has found the same satisfactory.

                                    ARTICLE 5
                                 USE OF PREMISES

     5.1 PERMITTED USE.

          (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other use without Landlord's express written consent.

          (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

               (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with the Rules and Regulations established by Landlord therefor;

               (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to sign standards for the Building adopted by Landlord in its sole discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building (and, in the case of multi-tenant floors, in that floor's elevator lobby) in which will be placed Tenant's name and the location of the Premises in the Building;

               (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

               (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations, including, without limitation, the Americans With Disabilities Act of 1990 and the City of Chicago; and

               (v) Tenant shall not abandon the Premises and cease paying Rent therefor without Landlord's prior written consent, which consent shall not be unreasonably withheld.

     5.2 INSTALLATIONS AND ALTERATIONS BY TENANT.

          (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements (collectively, "ALTERATIONS") in or to the Premises (including any Alterations necessary for Tenant's initial occupancy of the Premises) without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non-structural Alterations that do not affect or involve the Building's electrical, plumbing or mechanical systems or any other Building systems. Any Alterations shall be in accordance with the Rules and Regulations in effect with respect thereto and with plans and specifications meeting the requirements set forth in the Rules and Regulations and approved in advance by Landlord. All work shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, ordinances and regulations; (ii) be made at Tenant's sole cost and expense; (iii) become part of the Premises and the property of Landlord; and (iv) be coordinated with any work being performed by Landlord in such a manner as not to damage the Building or interfere with the construction or operation of the Building. At Landlord's request, Tenant shall, before its work is started, secure assurances satisfactory to Landlord in its reasonable discretion protecting Landlord against claims arising out of the furnishing of labor and materials for the Alterations. If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality. Tenant shall promptly reimburse Landlord for all reasonable costs, including attorneys', architects', engineers', and consultants' fees, incurred by Landlord in connection with any request from Tenant pursuant to this SECTION 5.2 in an amount not to exceed 5% of the hard construction costs of such alterations.

          (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("TENANT'S REMOVABLE PROPERLY") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

          (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, the Building or the Property. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Property and immediately to discharge any such liens which may so attach. If, notwithstanding the foregoing, any lien is filed against all or any part of the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the Event of Default in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any alterations, additions or improvements by or on behalf of Tenant to the Premises under this Section, which obligation shall survive the expiration or termination of this Lease.

          (d) In the course of any work being performed by Tenant (including, without limitation, the "field installation" of any Tenant's Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in the Building or on the Property or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with or are controlled by Landlord or, if Landlord is a partnership or limited liability company, by any partner or member of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building or on the Property pursuant to arrangements made by Landlord.

     5.3 EXTRA HAZARDOUS USE. Tenant covenants and agrees mat Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for the Permitted Uses. If the premium or rates payable with respect to any policy or policies of insurance carried by or on behalf of Landlord with respect to the Property increases as a result of any act or activity on or use of the Premises during the Term or payment by the insurer of any claim arising from any act or neglect of Tenant, its employees, agents, contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as Additional Rent.

     5.4 HAZARDOUS MATERIALS.

          (a) Tenant may use chemicals such as adhesives, lubricants, ink, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in business offices in order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises, provided Tenant complies with all applicable Environmental Laws. Tenant shall not use, store, handle, treat, transport, release or dispose of any other Hazardous Materials on or about the Premises or the Property without Landlord's prior written consent, which Landlord may withhold or condition in Landlord's sole discretion.

          (b) Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant in or about the Premises or the Property and Tenant's use of the Premises shall comply with all applicable Environmental Laws. Tenant shall, within ten (10) Business Days of Landlord's written request therefor, disclose in writing all Hazardous Materials that are being used by Tenant in the Premises, the nature of such use and the manner of storage and disposal. Without Landlord's prior written consent, Tenant shall not conduct any sampling or investigation of soil or groundwater on the Property to determine the presence of any constituents therein.

          (c) Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any liabilities, losses claims, damages, interest, penalties, fines, attorneys' fees, experts' fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Property by Tenant or Tenant's agents, employees, contractors or invitees. The provisions of this PARAGRAPH (C) shall survive the expiration or earlier termination of this Lease.

          (d) Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any governmental authority concerning Hazardous Materials which relates to the Premises or the Property, and (ii) any Environmental Condition of which Tenant is aware.

                                    ARTICLE 6
                            ASSIGNMENT AND SUBLETTING

     6.1 PROHIBITION.

          (a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting by Tenant or any person acting on behalf of Tenant, without, in each case, the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or any portion of the Basic Rent or Additional Rent under this Lease; and/or (y) a third party undertakes or is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this ARTICLE 6. The provisions of this PARAGRAPH (A) shall apply to a transfer (by one or more transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such transfer were an assignment of this Lease; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Article.

          (b) The provisions of PARAGRAPH (A) shall not apply to either (x) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant's assets are transferred, or (y) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided that in any such event: (i) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

     6.2 ACCEPTANCE OF RENT. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of the Lease, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular assignment, subletting or occupancy or other act for which Landlord's consent is required under PARAGRAPH
(A) of SECTION 6.1 shall not in any way diminish the prohibition stated in PARAGRAPH (A) of SECTION 6.1 as to any further such assignment, subletting or occupancy or other act or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor. Landlord may revoke any consent by Landlord to a particular assignment, subletting or occupancy if the assignment or sublease does not provide that the assignee, subtenant or other occupant agrees to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

     6.3 EXCESS PAYMENTS. If Tenant assigns this Lease or sublets the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which (a) any and all compensation received by Tenant as a result of such assignment or subletting, net of (i) reasonable expenses actually incurred by Tenant in connection with such assignment or subletting (prorated over the term of the assignment or subletting) and (ii) any amounts paid/reimbursed to Landlord pursuant to SECTION
6.5 below, exceeds (b) in the case of an assignment, the Basic Rent and Additional Rent under this Lease, and in the case of a subletting, the portion of the Basic Rent and Additional Rent allocable to the portion of the Premises subject to such subletting. Such payments shall be made on the date the corresponding payments under this Lease are due. Notwithstanding the foregoing, the provisions of this Section shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting of all or a portion of the Premises.

     6.4 LANDLORD'S RECAPTURE RIGHT. Notwithstanding anything herein to the contrary, in addition to withholding or granting consent with respect to any proposed assignment of this Lease or proposed sublease of all or a portion of the Premises, Landlord shall have the right, to be exercised in writing within thirty (30) days after written notice from Tenant seeking Landlord's consent to assign this Lease or sublease all or any portion of the Premises, to terminate this Lease (in the event of a proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease). In the case of a proposed assignment, this Lease shall terminate as of the date (the "RECAPTURE DATE") which is the later of (a) thirty (30) days after the date of Landlord's election, and (b) the proposed effective date of such assignment or sublease, as if such date were the last day of the Term of this Lease. If Landlord exercises the rights under this Section in connection with a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Basic Rent and Escalation Charges shall be appropriately prorated to reflect the reduction of the Premises as of the Recapture Date.

     6.5 FURTHER REQUIREMENTS. Tenant shall reimburse Landlord within ten (10) days following Landlord's invoice therefor, as Additional Rent, for any reasonable out-of-pocket costs (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease or other act described in PARAGRAPH (A) of SECTION 6.1, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease to which Landlord gives its consent shall not be valid unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion and a fully executed counterpart of such sublease has been delivered to Landlord. Any sublease shall provide that: (i) the term of the sublease ends no later than one day before the last day of the Term of this Lease; (ii) such sublease is subject and subordinate to this Lease;
(iii) Landlord may enforce the provisions of the sublease, including collection of rents; and (iv) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord, but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent.

                                    ARTICLE 7
      RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES TO BE
                              FURNISHED BY LANDLORD

     7.1 LANDLORD REPAIRS.

          (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental beating, ventilation or air conditioning equipment or systems installed at Tenant's request or as a result of Tenant's requirements in excess of Building standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall also keep and maintain all Common Facilities in a good and clean order, condition and repair, free of snow and ice and accumulation of dirt and rubbish, and shall keep and maintain all landscaped areas on the Property in a neat and orderly condition. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this
     SECTION 7.1 provided, unless expressly provided otherwise in this Lease.

          (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this SECTION
     7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

          (c) If Landlord shall be required to make any repairs or alterations to the Premises to comply with any laws or requirements of public authorities hereafter in effect, or with any directions, rules or regulations of governmental agencies having or purporting to have jurisdiction, and if the cost to Landlord of making such repairs or alterations, together with the cost of other such repairs or alterations theretofore required, would exceed an amount equal to fifteen months' Basic Rent in the aggregate, Landlord may (but shall not be required to) elect to terminate this Lease by giving Tenant notice of its desire to do so, which notice shall set forth a date not less than ninety (90) days from the giving of such notice on which this Lease shall terminate with the same force and effect as if such date were the date originally set forth herein as the expiration hereof. Tenant may, however, void Landlord's election to so terminate this Lease by giving Landlord notice, within fifteen days after the date of Landlord's notice to Tenant, to the effect that Tenant shall, at Tenant's expense, promptly and diligently cause all such repairs or alterations to be performed in the Premises, and Tenant shall hold Landlord harmless from and against any and all costs, expenses, penalties and/or liabilities (including without limitation reasonable legal fees and costs) in connection therewith.

     7.2 TENANT REPAIRS.

          (a) Tenant will keep the Premises and every part thereof neat and clean, and will maintain the same in good order, condition and repair, excepting only those repairs and maintenance obligations for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall comply with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of governmental agencies having jurisdiction, and the standards recommended by the Chicago Board of Fire Underwriters applicable to Tenant's use and occupancy of the Premises, and shall, at Tenant's expense, obtain all permits, licenses and the like required thereby. Subject to SECTION 10.4 regarding waiver of subrogation, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom).

          (b) If repairs are required to be made by Tenant pursuant to the terms hereof, and Tenant fails to make the repairs within a reasonable time after receipt of such written notice, Landlord may make or cause such repairs to be made (but shall not be required to do so), and the provisions of SECTION
     14.4 shall be applicable to the costs thereof. Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason of Landlord's making such repairs.

     7.3 FLOOR LOAD - HEAVY MACHINERY.

          (a) Tenant shall not place a load upon any floor in the Premises exceeding fifty (50) pounds live load per square foot of usable area of the Premises. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable. Landlord has examined the Premises and has determined that as of the date hereof, the placement of Tenant's personal property and equipment do not exceed the floor load limitation set forth above.

          (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

     7.4 UTILITY SERVICES.

          (a) Landlord shall, on all Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 140 square feet of usable area and an electrical load not exceeding 2.5 watts per usable square foot. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefore such charges as may from time to time be in effect for the Building upon demand as Additional Rent. As of the date hereof, Landlord's current charge for after-hours air conditioning, heating and ventilation is $120.00 per hour and is subject to change from time to time. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, and the cost of such supplementary systems shall be payable by Tenant to Landlord upon demand as Additional Rent.

          (b) Tenant agrees in its use of the Premises (i) not to exceed the electrical standard for the Premises, and (ii) that its total connected lighting load it will not exceed the maximum from time to time permitted under applicable governmental regulations. The electrical standard for the Premises is designed to meet a demand requirement not to exceed 4.78 watts per usable square foot of the Premises for 120/208 volt, three phase power. If, without in any way derogating from the foregoing limitation, Tenant shall require electricity in excess of the requirements set forth above, Tenant shall notify Landlord and Landlord may (without being obligated to do so) supply such additional service or equipment at Tenant's sole cost and expense. Landlord shall purchase and install, at Tenant's expense, all lamps, tubes, bulbs, starters and ballasts. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse effect on the Building's electric system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than personal computers, facsimilie transceivers, typewriters, pencil sharpeners, adding machines, photocopiers, word and data processors, clocks, radios, hand-held or desk top calculators, dictaphones, desktop computers and other similar small electrical equipment normally found in business offices. All charges to Tenant under this paragraph shall be due and payable as Additional Rent within thirty (30) days after receiving Landlord's invoice therefor. Landlord has examined the Premises and has determined that as of the date hereof, Tenant's equipment in the Premises does not exceed the limitations set forth above.

          (c) From time to time during the Term of this Lease, Landlord shall have the right to have an independent electrical consultant selected by Landlord make a survey of Tenant's electric usage, the result of which survey shall be conclusively binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in PARAGRAPH (B), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such survey and the cost, as determined by such consultant, of electricity usage in excess of such requirements as Additional Rent.

          (d) Tenant acknowledges that electricity to the Premises is separately metered and Tenant shall pay the applicable public utility company directly for all electrical services in the Premises.

     7.5 OTHER SERVICES.

     Landlord shall also provide:

          (a) Passenger elevator service from the existing passenger elevator system in common with Landlord and others entitled thereto.

          (b) Warm water for lavatory purposes and cold water (at temperatures supplied by the city in which the Property is located) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof as Additional Rent upon demand and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in the event Tenant fails timely to make any such payment, Landlord may pay such charges and collect the same from Tenant upon demand as Additional Rent.

          (c) Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, substantially in accordance with the cleaning standards from time to time in effect for the Building. The cleaning specifications for the Building as of the date hereof are attached hereto as EXHIBIT H. and remain subject to change from time to time.

          (d) Access to the Premises at all times, subject to security precautions from time to time in effect, if any, and subject always to restrictions based on emergency conditions.

     Landlord shall provide one or more attendants in or about the lobby of the Building which service shall be consistent with that of buildings comparable to the Building in the West Loop of downtown Chicago, and the costs of such services shall constitute Operating Expenses in accordance with the provisions of ARTICLE 9 hereof. Tenant expressly acknowledges and agrees that, if provided: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) such attendants will be solely an amenity to tenants of the Building for purposes such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant's

     Premises or of Tenant's employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord's consent, which shall not be unreasonably withheld. Except to the extent caused by the gross negligence or willful misconduct of Landlord, Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant's property, and for that of Tenant's employees, agents, contractors and invitees, and, without in any way limiting the operation of ARTICLE 10 hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

     7.6 INTERRUPTION OF SERVICE.

          (a) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, or other portions of the Property, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord reasonably exercised desirable or necessary, or when prevented from supplying such services or use due to any act or neglect of Tenant or Tenant's agents employees, contractors or invitees or any person claiming by, through or under Tenant or by Force Majeure, including, but not limited to, strikes, lockouts, difficulty in obtaining materials, accidents, laws or orders, or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. Except as set forth in PARAGRAPH (B) below, no diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Except as set forth in PARAGRAPH (B) below, failure or omission on the part of Landlord to furnish any of the foregoing services or use as provided in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

          (b) Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, except any of the same due to any act or neglect of Tenant or Tenant's agents employees, contractors or invitees or any person claiming by, through or under Tenant (any such interruption of an Essential Service being hereinafter referred to as a "SERVICE INTERRUPTION"), and (ii) such Service Interruption occurs or continues as a result of the negligence or a wrongful conduct of the Landlord or Landlord's agents, servants, employees or contractors, and (iii) such Service Interruption continues for more than five (5) consecutive Business Days after Landlord shall have received notice thereof from Tenant, and (iv) as a result of such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day's Basic Rent and Escalation Charges for each day during which such Service Interruption continues after such five (5) Business Day period; provided, however, that if any part of the Premises is reasonably useable for Tenant's normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Basic Rent and Escalation Charges shall only be proportionate to the nature and extent of the interruption of Tenant's normal operations or ability to use the Premises. In the event of a (a) Service Interruption that continues for 180 days after Landlord shall have received notice thereof from Tenant, and (b) occurs or continues as a result of the negligence or a wrongful conduct of the Landlord or Landlord's agents, servants, employees or contractors, and
     (c) as a result of
     such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, and (d) such Service Interruption is not being diligently remedied by Landlord, Tenant, as its sole remedy, shall have the right to elect to terminate this Lease within ten (10) days after the expiration of said one hundred eighty (180) day period by delivering written notice thereof to Landlord. The rights granted to Tenant under this PARAGRAPH (B) shall be Tenant's sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term "ESSENTIAL SERVICES" shall mean the following services: access to the Premises, water and sewer/septic service and electricity, but only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. Any abatement of Basic Rent under this paragraph shall apply only with respect to Basic Rent allocable to the period after each of the conditions set forth in subsections (i) through
     (iv) hereof shall have been satisfied and only during such times as each of such conditions shall exist.

                                    ARTICLE 8
                                REAL ESTATE TAXES

     8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES.

          (a) "TAX YEAR" shall mean a twelve-month period commencing on January 1 and falling wholly or partially within the Term, and "TAXES" shall mean
     (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Property or any portion thereof, or against any Basic Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or in respect of the ownership, development, leasing, operation or use of the Property or any portion thereof; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; and (iv) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes, but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. There shall be excluded from Taxes all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term "TAXES" for the purposes of this Article.

          (b) Tenant shall pay to Landlord as Additional Rent for Taxes an amount equal to Tenant's Proportionate Share of the increase in Taxes for any calendar year over Taxes for the Base Year. If the calendar year is only partially within the Term, the payment to be made by Tenant shall be proportionately reduced. The obligation of Tenant to make this payment shall survive the expiration or other termination of the Lease. The tax and assessment bills used in calculating Tenant's obligation for Additional Rent for Taxes in each calendar year shall be those which become due for payment during such calendar year, without regard to the period for which the tax assessment is levied or assessed and without regard to whether or not the Lease was in existence during such period. If, however, there is a change in the time payment of taxes during the term of the Lease which would result in Tenant paying taxes allocable to a period longer or shorter than the term of the Lease, the tax payments for the last calendar year shall be equitably adjusted so that the period for which Tenant pays taxes is the of the same duration as the term of the Lease (though it may not be the same period of time).

          (c) Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant's required payment, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

     8.2 ABATEMENT If Landlord contests the amount of any taxes or assessments, the attorneys fees and expenses incurred in conducting such a contest shall be considered a part of the tax payment for the purposes of this provision. If the result of such a contest if to defer the time of payment of taxes to a later date or to obligate the Landlord to pay any additional taxes or assessments in the year in which the tax or assessment was originally due, Taxes shall be recalculated and Tenant shall pay the additional amount due. In the event of a reduction of Taxes for which Tenant has paid its Proportionate Share of the increase in Taxes over the Taxes for the Base Year, Tenant shall receive a credit (or refund in the event this Lease has terminated) for Tenant's Proportionate Share of such reduction in the increase of Taxes over Taxes for the Base Year. Tenant shall have the right to examine the tax and assessment bills on written request. Tenant shall have the right to examine the tax and assessment bills on written request.

                                    ARTICLE 9
                         OPERATING AND UTILITY EXPENSES

     9.1 DEFINITIONS. "OPERATING YEAR" shall mean each calendar year all or any part of which falls within the Term, and "OPERATING EXPENSES" shall mean the aggregate costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property, all as set forth in EXHIBIT D attached hereto, provided that if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of the Building was occupied by tenants or Landlord was not supplying all tenants with the services being supplied under this Lease, actual Operating Expenses incurred shall be extrapolated reasonably by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

     9.2 TENANT'S PAYMENT OF OPERATING EXPENSES.

          (a) Tenant shall pay to Landlord as Additional Rent for Operating Expense, an amount equal to Tenant's Proportionate Share of the increase, if any, in Operating Expenses over Operating Expenses for the Base Year. If the calendar year is only partially within the Term, the payment to be made by Tenant shall be proportionately reduced. The obligation of Tenant to make this payment shall survive the expiration or other termination of the Lease.

          (b) Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

          (c) Tenant shall have the right to have a CPA licensed in the state in which the audit occurs examine, copy and audit Landlord's books and records establishing Operating Expenses for any Operating Year for a period of six
     (6) months following the date that Tenant receives the statement of Operating Expenses for such Operating Year from Landlord. Tenant shall give Landlord not less than thirty (30) days prior notice of its intention to examine and audit such books and records, and such examination and audit shall take place at such place within the continental United States as Landlord routinely maintains such books and records, unless Landlord elects to have such examination and audit take place in another location designated by Landlord in the city and state in which the Property is located. All costs of the examination and audit shall be borne by Tenant; provided, however, that if such examination and audit establishes that the actual Operating Expenses for the Operating Year in question are less than the amount set forth as the annual Operating Expenses on the annual statement delivered to Tenant by at least five percent (5%), then Landlord shall pay the reasonable costs of such examination and audit. If, pursuant to the audit, the payments made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the payments made by Tenant for such Operating Year are less than Tenant's required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit, and the obligation to make such payment for any period within the Term shall survive expiration of the Term. If Tenant does not elect to exercise its right to examine and audit Landlord's books and records for any Operating Year within the time period provided for by this paragraph, Tenant shall have no further right to challenge Landlord's statement of Operating Expenses.

     9.3 UTILITY PAYMENTS. Tenant shall be responsible for the payment of all utilities used and consumed in the Premises. If Landlord separately meters the Premises directly to the applicable utility company, as provided in Section 7.4 above, Tenant shall pay all such charges directly to the utility company on or before the date when due. The obligation to pay for electricity used and consumed in the Premises during the last month of the Term hereof shall survive expiration of the Term.

                                   ARTICLE 10
                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

     10.1 TENANT'S INDEMNITY. Except to the extent arising from the gross negligence or willful misconduct of Landlord or its agents or employees, Tenant agrees to indemnify and save harmless Landlord and Landlord's partners, members, shareholders, officers, directors, managers, employees, agents and contractors and any Holder from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring outside of the Premises but on or about the Property, where such accident, damage or injury results or is claimed to have resulted from any act or omission on the part of Tenant or Tenant's agents, employees, contractors, invitees or sublessees; or (iii) the use or occupancy of the Premises or of any business conducted therein or any thing or work whatsoever done or any condition created (other than by Landlord) in or about the Premises, and, in any case, occurring after the Commencement Date (or such earlier date as of which Tenant takes possession of the Premises) until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, including, without limitation, reasonable attorneys' fees and costs. The provisions of this SECTION
10.1 shall survive the expiration or earlier termination of this Lease.

     10.2 TENANT INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, (a) a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) in at least the amounts of $3,000,000 per occurrence/$4,000,000 aggregate (combined single limit) for property damage, bodily injury or death, or such commercially reasonably greater amounts as Landlord in its reasonable discretion shall from time to time request, under which Tenant is named as an insured and Landlord, and, at Landlord's request, Landlord's property manager, any Holder, and such other persons as Landlord reasonably may request are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord and such other additional named insureds harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in SECTION 10.1 and (b) "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's Removable Property and any Alterations made by Tenant pursuant to SECTION 5.2, to the extent that the same have not become the property of Landlord. Tenant may satisfy such insurance requirements by including the Premises in a so-called "blanket" and/or "umbrella" insurance policy, provided that the amount of coverage allocated to the Premises pursuant to a "per location" endorsement shall fulfill the requirements set forth herein. Tenant's insurance shall be primary to, and not contributory with any insurance carried by Landlord, whose insurance shall be considered excess only. Each policy required hereunder shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without thirty (30) days' prior notice, shall be written on an "occurrence" basis, and a duplicate original or certificates thereof satisfactory to Landlord, together with a photocopy of the entire policy, shall be delivered to Landlord. The policies of insurance required to be maintained by Tenant hereunder shall be issued by companies domiciled in the United States and qualified and licensed to conduct business in the state in which the Property is located, and shall be rated A:X or better in the most current issue of Best's Insurance Reports. Tenant's insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000.00).

     10.3 TENANT'S RISK. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk. Landlord shall not be liable to Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant's business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the gross negligence or willful misconduct of Landlord or Landlord's agents, contractors or employees. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord's insurers shall in any manner be held responsible therefor. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. Notwithstanding the foregoing, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or interruption in the operation of Tenant's business. The provisions of this SECTION 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

     10.4 WAIVER OF SUBROGATION. The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy on the Premises or any personal property, fixtures or equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance regardless of the cause or origin of such loss or damage, including, but not limited to, the negligence of such other party or its agents or employees.

                                   ARTICLE 11
                           FIRE, EMINENT DOMAIN, ETC.

     11.1 LANDLORD'S RIGHT OF TERMINATION. If the Premises or the Building are substantially damaged by fixed or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within ninety (90) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. Landlord shall deliver to Tenant a notice ("DAMAGE NOTICE") advising Tenant of Landlord's estimate of the time required to substantially complete Landlord's Restoration Work (as hereinafter defined).

     11.2 RESTORATION; TENANT'S RIGHT OF TERMINATION.

          (a) If the Premises or the Building are damaged by fire or other casualty, and this Lease is not terminated pursuant to SECTION 11.1, Landlord shall thereafter use reasonable efforts to restore the Building and the Premises to proper condition for Tenant's use and occupation (excluding Tenant's Restoration Work, as defined below), provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor, and Landlord shall not be obligated to commence restoration until Landlord has received the insurance proceeds ("LANDLORD'S RESTORATION WORK"). Landlord's Restoration Work shall not include, and Tenant shall be solely responsible for, the repair and restoring, at Tenant's sole cost and expense, of Tenant Alterations necessary for Tenant's initial occupancy of the Premises, any Alterations made by Tenant pursuant to SECTION 5.2, and Tenant's Removable Property ("TENANT'S RESTORATION WORK")). Notwithstanding anything to the contrary contained herein, if in Landlord's sole discretion, it would be appropriate for safety reasons, health reasons or the efficient operation or restoration of the Building or the Premises for Landlord to perform all or a portion of Tenant's Restoration Work on behalf of Tenant, then (x) Landlord shall give Tenant a notice specifying the portion of Tenant's Restoration Work to be performed by Landlord (the "SPECIFIED RESTORATION WORK"), (y) Landlord shall perform the Specified Restoration Work, and (z) Tenant shall pay to Landlord within ten (10) days following the giving of Landlord's written demand therefor the cost of such Specified Restoration Work.

          (b) Landlord shall not carry any insurance on Tenant's Removable Property or on the Alterations that constitute part of Tenant's Restoration Work and shall not be obligated to repair or replace Tenant's Removable Property or such Alterations (whether or not installed by or at the expense of Landlord). Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant's Removable Property or any Alterations. Tenant shall notify Landlord promptly of any casualty in the Premises. In the event of a partial or total destruction of the Premises, Tenant shall as soon as practicable (but no later than five (5) Business Days after receiving a notice from Landlord) remove any and all of Tenant's Removable Property from the Premises or the portion thereof destroyed, as the case may be, and if Tenant does not promptly so remove Tenant's Removable Property, Landlord, at Tenant's expense, may discard the same or may remove Tenant's Removable Property to a public warehouse for deposit or retain the same in its own possession and at its discretion may sell the same at either public auction or private sale, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by Tenant to Landlord, with any balance remaining to be paid to Tenant; if the expenses of such removal, storage and sale shall exceed the proceeds of any sale, Tenant shall pay such excess to Landlord upon demand. Tenant shall be solely responsible for arranging for any visits to the Premises by Tenant's insurance adjuster that may be desired by Tenant prior to the removal of Tenant's Removable Property by Tenant or Landlord, as provided in this SECTION 11.2(B), or the performance by Landlord of Landlord's Restoration Work or the Specified Restoration Work and Landlord shall be under no obligation to delay the performance of same, nor shall Landlord have any liability to Tenant in the event that Tenant fails to do so. Tenant shall promptly permit Landlord access to the Premises for the purpose of performing Landlord's Restoration Work and, if applicable, the Specified Restoration Work.

          (c) If, for any reason the Premises or the Building are substantially damaged (as defined in SECTION 11.1 above), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty
     (30) days after receipt of Landlord's Damage Notice. Further, if Landlord's Restoration Work shall not be substantially completed within six months after the expiration of the ninety-day period referred to in SECTION 11.1 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing Landlord's Restoration Work due to Force Majeure, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided Landlord's Restoration Work is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such thirty-day period, Landlord substantially completes Landlord's Restoration Work. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete Landlord's Restoration Work, and time shall be of the essence with respect thereto.

     11.3 LANDLORD'S INSURANCE. Landlord agrees to maintain in full force and effect, during the Term of this Lease, property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts greater than 80% of the actual insurable cash value of the Building (excluding footings and foundations). Landlord may satisfy such insurance requirements by including the Property in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.

     11.4 ABATEMENT OF RENT. If the Premises or the Building are damaged by fire or other casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period from the date of such fire or other casualty until the earlier of (a) the date that Landlord substantially completes Landlord's Restoration Work (provided, that if Landlord would have completed Landlord's Restoration Work at an earlier date but for Tenant having failed to cooperate with Landlord in effecting such Work or collecting insurance proceeds, then the Premises shall be deemed to have been repaired and restored on such earlier date and the abatement shall cease), or (b) the date Tenant or any subtenant reoccupies any portion of the Premises (in which case the Basic Rent and Escalation Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Notwithstanding any provision contained in this Lease to the contrary, (i) there shall be no abatement with respect to any portion of the Premises which has not been rendered untenantable by reason of fire or other casualty and which is accessible, whether or not other portions of the Premises are untenantable, and
(ii) any abatement of Basic Rent or Escalation Charges applicable to any portion of the Premises which was rendered untenantable by reason of a casualty shall cease on the earliest of the dates referred to in clauses (a) or (b) of the preceding sentence provided such portion is accessible, whether or not other portions of the Premises remain untenantable. Landlord's determination of the date Landlord's Restoration Work to the Premises shall have been substantially completed shall be controlling unless Tenant disputes same by notice to Landlord given within ten (10) days after such determination by Landlord, and pending resolution of such dispute, Tenant shall pay Basic Rent and Escalation Charges in accordance with Landlord's determination. Notwithstanding the foregoing, if by reason of any act or omission by Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, any Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to the casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Basic Rent or of Escalation Charges. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from any fire or other casualty or eminent domain.

     11.5 CONDEMNATION AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking, by exercise of the right of eminent domain, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE 12
                             HOLDING OVER; SURRENDER

     12.1 HOLDING OVER. Any holding over by Tenant after the expiration of the Term of this Lease for a period of 90 days or less shall be treated as a daily tenancy at sufferance at a Basic Rent equal to 150% of the Basic Rent then in effect plus Escalation Charges and other Additional Rent herein provided (prorated on a daily basis), and Tenant shall not be liable for consequential damages in connection therewith. From and after the 91st day of the holdover,
(a) Tenant shall pay to Landlord all damages, direct and/or indirect, sustained by reason of any such holding over and (b) such holdover shall constitute a month-to-month tenancy at the rate of 150% of the Basic Rent and Escalation Charges payable during the last year of the Term; provided, however, at Landlord's option, such holdover shall constitute a renewal of one (1) year at the rate of 125% of the Basic Rent and Escalation Charges payable during the last year of the Term. In all other respects, any holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

     12.2 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (except as hereinafter provided), excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility to repair or restore. Tenant shall remove all of Tenant's Removable Property, all wiring and cabling installed by Tenant prior to or during the Term and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense. At Tenant's written request delivered at the time Tenant requests Landlord's approval of any Tenant Alterations, Landlord shall notify Tenant which portions, if any, of such Tenant Alterations (including, but not limited to, wiring and cabling) must be removed by Tenant at the expiration or earlier termination of the Term. At the end of the Term, Tenant shall not be required to remove any wiring or cabling existing in the Premises as of the date hereof.

                                   ARTICLE 13
                    RIGHTS OF MORTGAGEES; TRANSFER OF TITLE

     13.1 RIGHTS OF MORTGAGEES.

          (a) This Lease shall be subordinate to any mortgage, deed of trust or ground lease or similar encumbrance (collectively, a "MORTGAGE", and the holder thereof from time to time the "HOLDER") from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, unless the Holder shall elect otherwise. If this Lease is subordinate to any Mortgage and the Holder or any other party shall succeed to the interest of Landlord pursuant to the Mortgage (such Holder or other party, a "SUCCESSOR"), at the election of the Successor, Tenant shall attorn to the Successor and this Lease shall continue in full force and effect between the Successor and Tenant. Not more than fifteen (15) days after Landlord's written request, Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as the Successor reasonably may request.

          (b) Notwithstanding the foregoing, if this Lease is subordinate to a Mortgage as aforesaid, then upon the written request of Tenant, Landlord agrees to use commercially reasonable efforts to obtain the Holder's written agreement that, subject to such reasonable qualifications as the Holder may impose, in the event that the Holder or any other party shall succeed to the interest of Landlord hereunder pursuant to such Mortgage, so long as no Event of Default exists hereunder, Tenant's right to possession of the Premises shall not be disturbed and Tenant's other rights hereunder shall not be adversely affected by any foreclosure of such Mortgage. For purposes hereof, the term "commercially reasonable efforts" shall not include the payment of any sum of money or the consent to less favorable terms and conditions with respect to the obligations or indebtedness secured or created by the Mortgage. In the event that, despite using commercially reasonable efforts, Landlord is unable to obtain such an agreement, then this Lease nonetheless shall be subordinate as aforesaid.

     13.2 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.

          (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

          (b) In the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

     13.3 NOTICE TO MORTGAGEE. After receiving notice from Landlord of any Holder of a Mortgage which includes the Premises, no notice from Tenant to Landlord alleging any default


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

by Landlord shall be effective unless and until a copy of the same is given to such Holder (provided Tenant shall have been furnished with the name and address of such Holder), and the curing of any of Landlord's defaults by such Holder shall be treated as performance by Landlord.

                                   ARTICLE 14
                                DEFAULT; REMEDIES

     14.1 TENANT'S DEFAULT.

          (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as an "EVENT OF DEFAULT") shall occur:

               (i) Tenant shall fail to pay the Basic Rent, Escalation Charges or any other Additional Rent hereunder when due and such failure shall continue for three (3) Business Days after notice to Tenant from Landlord; or

               (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity (and in any event, within ninety (90) days after the notice described in this SUBPARAGRAPH (II)); or

               (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

               (iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

               (v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

               (vi) A petition shall be filed against Tenant under any law (including, but not limited to, the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

               (vii) If: (x) Tenant shall fail to pay the Basic Rent, Escalation Charges or any other Additional Rent hereunder when due or shall fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses (i) or
          (ii) above; or (y) an Event of Default of the kind set forth in clauses (i) or (ii) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Event of Default after the applicable grace period has expired; and the same or a similar failure shall occur more than once within the next 365 days (whether or not such similar failure is cured within the applicable grace period); or

               (viii) The occurrence of any of the events described in PARAGRAPHS (A)(IV)-(A)(VI) with respect to any guarantor of all or any portions of Tenant's obligations under this Lease;

then in any such case Landlord may terminate this Lease as hereinafter provided and exercise any other rights or remedies available under this Lease, at law or in equity.

          (b) For purposes of CLAUSE (A)(V) above, an "EVENT OF BANKRUPTCY" means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term "BANKRUPTCY CODE" means 11 U.S.C. Section 101, et seq.. If an Event of Bankruptcy occurs, then the trustee of Tenant's bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within sixty (60) days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original sixty-day period):

               (i) file a motion to assume the Lease with the appropriate court;

               (ii) satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                    (A) cure all Events of Default of Tenant under this Lease or provide Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Events of Default of Tenant hereunder within ten (10) days from the date of the assumption; and (y) cure all non-monetary Events of Default of Tenant hereunder within thirty (30) days from the date of the assumption;

                    (B) compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within ten (10) days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Event of Default, the trustee, or the debtor-in-possession;

                    (C) provide Landlord with Adequate Assurance of Future
               Performance (as defined below) of all of TENANT'S obligations under this Lease; and

                    (D) deliver to Landlord a written statement that the
               conditions herein have been satisfied.

          (c) For purposes only of the foregoing PARAGRAPH (B), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "ADEQUATE ASSURANCE" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

               (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under PARAGRAPH (B) above, and

               (ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant's "property of the estate," as that term is defined in
          Section 541 of the Bankruptcy Code, located on, used at or relating to the Premises, which lien and security interest secures the trustee's or debtor-in-possession's obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in PARAGRAPH (B) above.

          (d) For purposes only of PARAGRAPH (B) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "ADEQUATE ASSURANCE OF FUTURE PERFORMANCE" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable;

               (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months' Basic Rent plus an amount equal to two (2) months' installments on account of Escalation Charges;

               (ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Escalation Charges;

               (iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

               (iv) Tenant's bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance of the feasibility of the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) continuing to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations hereunder.

          (e) If the trustee or the debtor-in-possession assumes the Lease under PARAGRAPH (B) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

          (f) For purposes only of PARAGRAPH (E) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "ADEQUATE ASSURANCE OF FUTURE PERFORMANCE" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

               (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease; and

               (ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of creditworthiness.

     14.2 LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default:

          (a) Landlord may terminate this Lease by serving written notice on Tenant of Landlord's election to do so, and may thereafter forthwith proceed to recover possession of the Premises (together with all alterations, installations, improvements, additions, and other physical changes to the Premises) in accordance with the laws of the State of Illinois. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Premises, (ii) the unpaid Basic Rent, Escalation Charges and other sums payable hereunder earned at the time of termination, plus interest thereon at the rate set forth in Section 14.4,
     (iii) the present value of the balance of the Basic Rent, Escalation Charges and other sums payable hereunder and other amounts owed hereunder for the remainder of the Term, less the fair market value of the Basic Rent, Escalation Charges and other sums payable hereunder for the Premises for said period (also reduced to present value), and (iv) any other sum of money and damages owed by Tenant to Landlord; or

          (b) Landlord may terminate Tenant's right to possession of the Premises without terminating the Lease and Landlord may forthwith proceed to recover possession of the Premises in accordance with the laws of the State of Illinois. If Landlord elects to terminate Tenant's right to possession without terminating the Lease, Tenant shall remain liable for all Basic Rent, Escalation Charges and other sums payable hereunder and other charges due hereunder and for all costs incurred by Landlord in recovering possession of the Premises. Landlord shall thereafter use reasonable efforts to relet the Premises for such rent, for such term (whether greater or less than the remaining Term of this Lease) and upon such terms and conditions as Landlord shall find acceptable. For the purposes of reletting the Premises, Landlord may decorate and/or make any repairs, changes, alterations or additions as may be reasonably necessary. Landlord shall not be required to give priority to its efforts to relet the Premises over its efforts to relet any other vacant space in the Building. If Landlord succeeds in reletting the Premises, the Net Rental (as hereinafter defined) from time to time received by Landlord therefrom over the remaining term of this Lease shall be applied to reduce Tenant's obligations to Landlord hereunder. The term "NET RENTAL" shall, for purposes hereof, mean the gross rental actually received by Landlord from such reletting less the amount of all costs incurred by Landlord in connection with such reletting (including, without limitation, broker's fees, attorneys' fees, costs of preparing the Premises for occupancy and any inducements granted to the new tenant). Tenant shall timely pay all amounts owed to Landlord during the Term. No delivery or recovery of any amount due Landlord pursuant to this Lease shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall the reletting pursuant to this Section 14.2 be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention shall be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach or Event of Default. If Landlord does in fact relet the Premises, Tenant shall not be entitled to any rentals or other consideration from such reletting, if any, that exceed any amounts owed by Tenant to Landlord; or

          (c) Landlord may, without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE.

          (d) Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. Tenant expressly waives the service of any statutory demand or notice which is a prerequisite to Landlord's commencement of eviction proceedings against Tenant, including demands and notices specified in 735 ILCS Sections 5/9-209 and 5/9-210, it being agreed that the notices delivered by Landlord pursuant to SECTION 14.1 above shall constitute such statutory demands and notices.

          (e) In the event Landlord has repossessed the Premises in accordance with this Lease and/or in accordance with applicable law, and in the further event that any property is found remaining upon the Premises at the time of such repossession of the Premises by Landlord, then Landlord may remove and store in any warehouse, at Tenant's cost, or, in Landlord's sole discretion, Landlord may deem abandoned by Tenant and dispose of in accordance with applicable law, any property found upon the Premises at the time of such re-entry of the Premises by Landlord or termination of Tenant's right to the Premises. The provisions of this Section 14.2 will be construed consistent with Illinois law, so that remedies of Landlord herein described are available to Landlord to the full extent but only to the extent that they are not invalid or unenforceable under Illinois law.

     14.3 ADDITIONAL RENT. If Tenant shall fail to pay when due any sums under this Lease designated as an Escalation Charge or other Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

     14.4 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% plus the prime rate published from time to time in The Wall Street Journal or its successor publication (but in no event more than 12% per annum), as Additional Rent. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% plus the prime rate published from time to time in The Wall Street Journal or its successor publication (but in no event more than 12% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as Additional Rent.

     14.5 REMEDIES CUMULATIVE. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     14.6 ENFORCEMENT COSTS. Tenant shall pay all costs and expenses (including, without limitation, attorneys' fees and expenses at both the trial and appellate levels) incurred by or on behalf of Landlord in connection with the successful enforcement of any rights of Landlord or obligations of Tenant hereunder, whether or not occasioned by an Event of Default.

     14.7 WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other. No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

     14.8 SECURITY DEPOSIT. If a security deposit is specified in SECTION 1.1 hereof, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time, without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Event of Default. If Landlord shall so apply any or all of such deposit, Tenant shall immediately upon demand deposit with Landlord the amount so applied to be held as security hereunder. Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time, provided that there is then existing no Event of Default (nor any circumstance which, with the passage of time or the giving of notice, or both, would constitute an Event of Default). While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

     14.9 LANDLORD'S DEFAULT. Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

     15.1 RIGHTS OF ACCESS. Landlord, its agents, contractors and employees shall have the right to enter the Premises at all reasonable hours with reasonable prior notice (except in the event of an emergency, in which event no notice shall be required) for the purpose of inspecting the Premises, doing maintenance or making repairs or otherwise exercising its rights or fulfilling its obligations under this Lease, and Landlord also shall have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.

     15.2 COVENANT OF QUIET ENJOYMENT. Subject to the terms and conditions of this Lease, on payment of the Basic Rent and Escalation Charges and other Additional Rent and observing, keeping and performing all of the other terms and conditions of this Lease on Tenant's part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

     15.3 LANDLORD'S LIABILITY.

          (a) Tenant agrees to look solely to Landlord's equity interest in the Property at the time of recovery for recovery of any judgment against Landlord, and agrees that neither Landlord, its partners, members or their officers, agents and employees nor any successor of Landlord, its partners, members or their officers, agents and employees shall be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

          (b) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

          (c) Where provision is made in this Lease for Landlord's consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Rent, any reasonable expenses incurred by Landlord (including without limitation reasonable attorneys' fees and costs, if any) in connection therewith.

          (d) Any repairs or restoration required or permitted to be made by Landlord under this Lease may be made during normal business hours, and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

     15.4 ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, upon not less than ten (10) business days prior written notice by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate containing such statements of fact as Landlord reasonably requests.

     15.5 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker).

     15.6 RULES AND REGULATIONS. Tenant shall abide by the Rules and Regulations from time to time established by Landlord, it being agreed that such Rules and Regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all Rules and Regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such Rules and Regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in EXHIBIT E.

     15.7 FINANCIAL STATEMENTS. Tenant shall, at any time and from time to time but in no event more frequently man once per twelve month period, upon not less than ten (10) Business Days' prior written notice by Landlord, deliver to Landlord Tenant's and each Guarantor's most recently audited, or if not available, unaudited, financial statements, in form reasonably satisfactory to Landlord.

     15.8 SUBSTITUTE SPACE. If Landlord so requests, Tenant shall vacate the Premises and relinquish its rights with respect to the same provided that Landlord shall provide to Tenant substitute space in the Building, such space to be (i) located above the 9th floor of the Building and (ii) reasonably comparable in size, layout, finish and utility to the Premises, and further provided that Landlord shall, at its sole cost and expense, move Tenant and Tenant's Removable Property from the Premises to such new space in such manner as will minimize, to the greatest extent practicable, undue interference with the business or operations of Tenant. Any such substitute space shall, from and after such relocation, be treated as the Premises demised under this Lease, and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease. Landlord shall not have the right to relocate Tenant during the first two years of the Term. Landlord shall reimburse Tenant for its reasonable out-of-pocket costs in connection with printing and distributing relocation notices to Tenant's customers and one month's supply of stationery showing Tenant's new address.

     15.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     15.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such successors and assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent to assignment by Tenant. Tenant represents and warrants that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

     15.11 RECORDING. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a notice of lease in recordable form and complying with applicable law. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. At Landlord's request, promptly upon expiration of or earlier termination of the Term, Tenant shall execute and deliver to Landlord a release of any document recorded in the real property records for the location of the Property evidencing this Lease, and Tenant hereby appoints Landlord Tenant's attorney-in-fact, coupled with an interest, to execute any such document if Tenant fails to respond to Landlord's request to do so within fifteen (15) days. The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Term.

     15.12 NOTICE. All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), if sent by reputable overnight delivery or courier service (e.g., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following address:

          (a) if to Landlord at Landlord's Address, to the attention of Property Manager; with a copy to Boston Capital Institutional Advisors LLC, One Boston Place, Suite 2100, Boston, Massachusetts 02108, Attention: William
     H. Kremer, and a copy to Lawrence R. Cahill, P.C., Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 and a copy to James L. Beard, Esq., Piper Rudnick, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601.

          (b) if to Tenant, at Tenant's Address, with a copy to the attention of Bruce Mitchell, CompBenefits Corporation, 100 Mansell Court East, Suite 400, Roswell, Georgia 30076.

     Where receipt of notice or other communication shall be conclusively established by either (i) return of a return receipt indicating that the notice has been delivered; or (ii) return of the letter containing the notice with an indication from the courier or postal service that the addressee has refused to accept delivery of the notice. Either party may change its address for the giving of notices by notice given in accordance with this Section.

     15.13 WHEN LEASE BECOMES BINDING; ENTIRE AGREEMENT; MODIFICATION. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

     15.14 PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

     15.15 DISPUTE RESOLUTION. In the event of a dispute between Landlord and Tenant pursuant to this Lease (other than a dispute relating to the payment of Basic Rent and Escalation Charges) the parties agree that prior to pursuing other available remedies (excluding giving notices of default), they will attempt to directly negotiate resolution of their dispute. If negotiation is unsuccessful, then they agree to participate in at least three hours of mediation to be facilitated by a mediator mutually acceptable to them under the mediation procedures set by the mediator. The mediation session shall be conducted within thirty (30) days of the date on which the mediator receives the request to mediate. The costs of such mediation shall be shared equally by the parties.

     15.16 WAIVER OF JURY TRIAL. Landlord and Tenant hereby each waive trial by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

     15.17 TIME IS OF THE ESSENCE. Time is of the essence of each provision of this Lease.

     15.18 MULTIPLE COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     15.19 GOVERNING LAW. This Lease shall be governed by the laws of the State of Illinois.

     IN "WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, as of the date first set forth above.

LANDLORD:

200 WEST JACKSON OWNER LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By: 200 West Jackson Manager LLC, a
    Delaware limited liability company,
    its Manager

By: MassMutual/Boston Capital Mezzanine
    Partners II, L.P., a Delaware limited
    partnership, its sole Member and
    Manager

By: Boston Mass II, LLC, a Delaware
    limited liability company, its
    General Partner

By: David L. Babson & Company Inc., a
    Massachusetts corporation, a Manager


By: /s/ ROBERT F. LITTLE
    ------------------------------------
Name: ROBERT F. LITTLE
Title: MANAGING DIRECTOR


By: Boston Capital Institutional
    Advisors LLC, a Delaware limited
    liability company, a Manager


By: /s/ KARL W. WELLER
    ------------------------------------
Name: KARL W. WELLER
Title: EXECUTIVE VICE PRESIDENT


TENANT:

AMERICAN PREPAID PROFESSIONAL SERVICES,
INC., A FLORIDA CORPORATION


By: /s/ BRUCE A. MITCHELL
    ------------------------------------
Name: BRUCE A. MITCHELL
Title: EX VP

                                    EXHIBIT A
                           LOCATION PLAN OF PREMISES

BUILDING:
200 WEST JACKSON BLVD.
CHICAGO ILLINOIS

                                  (FLOOR PLAN)

                                    EXHIBIT B

                             SITE PLAN OF BUILDING

                             INTENTIONALLY OMITTED

                                    EXHIBIT C

                            COMMENCEMENT DATE LETTER

                              INTENTIONALLY OMITTED

                                    EXHIBIT D
                               OPERATING EXPENSES

     Operating Expenses shall include the following, without limitation:

     1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel at or below the level of property manager or general manager, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, including, without limitation, day and night supervisors, manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

     2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property.

     3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

     4. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Greater Chicago area for similar properties, but in no event more than three (3%) of gross annual income for the first two years of the Term and thereafter, in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Property.

     5. Premiums for insurance against damage or loss to the Property from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

     6. If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

     7. Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Property and not paid for directly by tenants.

     8. Betterment assessments, provided the same are apportioned equally over the longest period permitted by law, and to the extent, if any, not included in Taxes.

     9. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

Operating Expenses shall not include repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; leasing commissions, advertising and other promotional expenditures, or costs of renovating or improving space for a prospective tenant, other than ordinary maintenance provided to all tenants of the Building; attorney's fees, costs and disbursements and other expenses, all of which are incurred in connection with negotiation or disputes with tenants, other occupants of the Building or prospective tenants; Taxes (as defined in Section 8.1(a) of the Lease), franchise, income or other taxes measured or based upon Landlord's income; costs associated with the cure or correction of design or construction defects in connection with the original construction of the Building; costs related to the removal, cleaning, abatement or remediation of "hazardous materials" in or about the Building or the Property, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building or the Property; Landlord's costs of electricity and other services sold separately to tenants for which Landlord is reimbursed as an additional charge over and above base rent; depreciation, amortization and interest (except to the extent such interest is amortized as set forth in item 6. above); organizational expenses associated with the creation and operation of the entity which constitutes Landlord; fines, costs, penalties or interest resulting from the adjudicated negligence or willful misconduct or violation of any governmental law or ordinance by Landlord; capital expenditures except as set forth above; or costs with respect to acquisition of major art work, paintings, sculptures, antiques or other objects of art or other furnishings of an unusual nature or extraordinary value.

                                    EXHIBIT E
                        RULES AND REGULATIONS OF BUILDING

          The following regulations are generally applicable:

     1. The public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

     2. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building, unless previously approved in writing by Landlord. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

     3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor, if the Building is occupied by more than one tenant, displayed through interior windows into the atrium of the Building, nor placed in the halls, corridors or vestibules, provided that show cases or articles may be displayed through interior windows into the atrium of the Building (if any) with Landlord's prior written approval, such approval not to be unreasonably withheld or delayed so long as such display does not adverse affect the aesthetic integrity of the Building.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

     5. Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant's business.

     6. Tenant must, upon the termination of its tenancy, return to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

     7. Landlord reserves the right to exclude from the Building after business hours and at all hours on days other than Business Days all persons connected with or calling upon the Tenant who do not present a pass to the Building signed by the Tenant or who are not escorted in the Building by an employee of Tenant. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to the Landlord for all wrongful acts of such persons.

     8. The requirements of Tenant will be attended to only upon application at the Building Management Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

     9. There shall not be used in any space in the Building, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, except for seeing eye dogs.

     11. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

     12. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     13. No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord.

     14. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

     15. Tenant shall not use the name of the Building for any purpose other than Tenant's business address; Tenant shall not use the name of the Building for Tenant's business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

     16. No article which is explosive or inherently dangerous is allowed in the Building.

     17. Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known.

     18. Room-to-room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates any code of ethics by any recognized association or organization pertaining to such business, profession or activities.

     19. Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air-conditioning systems.

     20. No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord's prior approval, which approval shall not be unreasonably withheld.

     21. Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

     21. To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

     22. Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food warming equipment and eating facilities for the benefit of its employees or guests, provide the same are maintained in compliance with applicable laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.

     23. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises.

     24. No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent not to be unreasonably withheld.

     25. Tenant shall only use the freight elevator for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.

     26. The rules and regulations set forth in Attachment I to this Exhibit, which is by this reference made a part hereof, are applicable to any Alterations being undertaken by or for Tenant in the Premises pursuant to Section 5.2 of the Lease.

                            ATTACHMENT I TO EXHIBIT E
                  RULES AND REGULATIONS FOR TENANT ALTERATIONS

A. General

     1. All Alterations made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord.

     2. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, complete plans for the Alterations, with full details and specifications for all of the Alterations, in compliance with Section D below.

     3. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

     4. No work shall be permitted to commence before Tenant obtains and furnishes to Landlord copies of all necessary licenses and permits from all governmental authorities having jurisdiction.

     5. All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal business hours, and Tenant shall provide Landlord with at least 24 hours' notice prior to proceeding with such work.

     6. All inquiries, submissions, approvals and all other matters shall be processed through Landlord's property manager.

     7. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's reasonable charges for such supervision and inspection (in an amount not to exceed 5% of the hard construction costs of such work) as Additional Rent within thirty (30) days after receiving Landlord's invoice therefor.

 B. Prior to Commencement of Work

     1. Tenant shall submit to the Building manager a request to perform the work. The request shall include the following enclosures:

          (i) A list of Tenant's contractors and/or subcontractors for Landlord's approval.

          (ii) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

          (iii) A properly executed building permit application form.

          (iv) Four executed copies of the Insurance Requirements Agreement in the form attached to this Exhibit as Attachment II and made a part hereof from Tenant's contractor and, if requested by Landlord, from the contractor's subcontractors.

          (v) Contractor's and subcontractor's insurance certificates, including an indemnity in accordance with the Insurance Requirements Agreement.

     2. Landlord will return the following to Tenant:

          (i) Two sets of plans approved or a disapproved with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental authorities).

          (ii) Two fully executed copies of the Insurance Requirements
               Agreement.

     3. Landlord's approval of the plans, drawings, specifications or other submissions in respect of any Alterations shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

     4. Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work.

C. Requirements and Procedures

     1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer.

     2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord's mechanical and electrical engineers and all mechanical and electrical work shall be performed by contractors who are engaged by Landlord in constructing, operating or maintaining the Building. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

     3. Elevator service for construction work shall be charged to Tenant at standard Building rates after normal business hours. Prior arrangements for elevator use shall be made with Building manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant after normal business hours.

     4. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord's representative. No work will be performed in Building mechanical equipment rooms without Landlord's approval and under Landlord's supervision.

     5. Tenant's contractor shall:

          (i)  have a superintendent or foreman on the Premises at all times;

          (ii) police the job at all times, continually keeping the Premises orderly;

          (iii) maintain cleanliness and protection of all areas, including elevators and lobbies.

          (iv) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

          (v) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

          (vi) avoid the disturbance of other tenants.

     6. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

     7. All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

     8. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

     9. Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

     10. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

     11. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

D. Standards for Plans and Specifications.

     Whenever Tenant shall be required by the terms of the Lease (including this Exhibit) to submit plans to Landlord in connection with any Alterations, such plans shall include at least the following:

     1. Floor plan indicating location of partitions and doors (details required of partition and door types).

     2. Location of standard electrical convenience outlets and telephone outlets.

     3. Location and details of special electrical outlets; e.g., photocopiers, etc.

     4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

     5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

     6. Location and specifications of floor-covering, paint or paneling with paint colors referenced to standard color system.

     7. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

     8. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

     9. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

     10. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

     11. Location and weights of storage files.

     12. Location of any special soundproofing requirements.

     13. Location and details of special floor areas exceeding 50 pounds of live load per square foot.

     14. All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant's Plans.

     15. All drawings to be uniform size (30" x 46") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

     16. All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorization in connection with a building permit application.

                           ATTACHMENT II TO EXHIBIT E
                       CONTRACTOR'S INSURANCE REQUIREMENTS

Building: 200 West Jackson Street; Chicago, Illinois

Landlord: 200 West Jackson Owner, LLC

Tenant:   American Prepaid Professional Services, Inc.

Premises: Suite 900 on the 9th floor of the Building

The undersigned contractor or subcontractor ("CONTRACTOR") has been hired by the tenant named above (hereinafter called "TENANT") of the Building named above (or by Tenant's contractor) to perform certain work ("WORK") for Tenant in the Premises identified above. Contractor and Tenant have requested the landlord named above ("LANDLORD") to grant Contractor access to the Building and its facilities in connection with the performance of the Work, and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

     1. Contractor agrees to indemnify and save harmless Landlord and its respective officers, employees and agents and their affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

     2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

          (a) Workmen's Compensation and Employers, Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen's Compensation and Employers' Liability Insurance.

          (b) Comprehensive General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

          Personal Injury:
          $3,000,000 per person
          $10,000,000 per
          occurrence

          Property Damage:
          $3,000,000 per occurrence $3,000,000 aggregate

          (c) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

          Bodily Injury:
          $1,000,000 per person
          $1,000,000 per occurrence

          Property Damage:
          $1,000,000 per occurrence

     Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

     3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

          (a) Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

          (b) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

     Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

     Agreed to and executed this day of ______, 20__.

                                        Contractor:


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------

                                    EXHIBIT F
                                   WORKLETTER

     1. ACCEPTANCE OF PREMISES; WORKLETTER. Tenant accepts the Premises in "as is" condition. The performance by Tenant of the construction of the initial Tenant Alterations and the payment by Landlord of Landlord's Contribution shall be governed by the terms of this workletter ("WORKLETTER") and the Lease.

     2. SPACE PLANS.

          (a) PREPARATION AND DELIVERY. Tenant shall deliver to Landlord a space plan prepared by a design consultant reasonably acceptable to Landlord (the "ARCHITECT") depicting improvements to be installed in the Premises (the "SPACE PLANS").

          (b) APPROVAL PROCESS. Landlord shall notify Tenant in writing whether it approves of the submitted Space Plans within five (5) days after Tenant's submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five
     (5) Business Days after such notice, revise such Space Plans in accordance with Landlord's objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three (3) Business Days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant.

     3. WORKING DRAWINGS.

          (a) PREPARATION AND DELIVERY. Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises as part of the Work (as hereinafter defined); such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Workletter in accordance with all applicable Laws.

          (b) APPROVAL PROCESS. Landlord shall notify Tenant in writing whether it approves of the submitted working drawings within five (5) Business Days after Tenant's submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant in writing thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) Business Days after such notice, revise such working drawings in accordance with Landlord's objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five (5) Business Days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord.

     4. LANDLORD'S APPROVAL; PERFORMANCE OF WORK. If any of Tenant's proposed construction work will affect the Building's structure or systems of the Building, including but not limited to electrical, mechanical life safety and HVAC (collectively, "Building's Systems"), then the working drawings pertaining thereto must be approved by Landlord's engineer. Landlord's approval of such working drawings shall not be unreasonably withheld, delayed or conditioned, provided that (1) they comply with all laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building's structure or the Building's Systems (including the Building's restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building's Common Facilities, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of Tenant Alterations. As used herein, "WORKING DRAWINGS" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and

"WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. After the Working Drawings have been approved, and Tenant has complied with all the terms and conditions set forth herein and the insurance requirements attached to this Workletter, Tenant shall cause the Work to be performed substantially in accordance with the Working Drawings and the provisions of SECTION 5.2 of the Lease and the Rules and Regulations for Tenant Alterations promulgated by Landlord from time to time, except to the extent such provisions are inconsistent with this Workletter. Tenant shall have the right to competitively bid the Work; provided, however, the contractors and subcontractors shall be subject to Landlord's reasonable approval.

     5. CHANGE ORDERS. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld, delayed or conditioned; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building's structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (b) the exterior appearance of the Building, or
(c) the appearance of the Building's Common Facilities, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural "as-built" plan of the Work as constructed, which plan shall be incorporated into this Workletter by this reference for all purposes.

     6. EXCESS COSTS. The entire cost of performing the Work (including design of the Work and preparation of the Working Drawings, architectural fees and expenses, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, and the construction supervision fee referenced in
SECTION 7 of this Workletter, all of which costs are herein collectively called the "TOTAL CONSTRUCTION COSTS") in excess of the Landlord's Contribution {hereinafter defined) shall be paid by Tenant. Tenant shall not be charged by Landlord for hoisting, security or elevator operator service during normal business hours.

     7. LANDLORD'S CONTRIBUTION. Landlord shall provide to Tenant a construction allowance (the "Landlord's Contribution") in the amount of $380,358.00 (i.e., $22.00 per square foot in the Premises). Landlord shall disburse up to $207,468.00 (i.e. $12.00 per square foot in the Premises) of the Landlord's Contribution within thirty (30) days following Tenant's request therefor, at any time following the full execution and delivery of this Lease by all parties. Additionally, up to $172,890.00 (i.e. $10.00 per square foot in the Premises), being the balance of the Landlord's Contribution, shall be paid to the general contractor and architect in period disbursements, within 20 days following receipt by Landlord of each of the following with respect to the portion of the Work reflected in each disbursement: (1) receipted bills covering all labor and materials expended and used in such portion of the Work; (2) a sworn contractor's affidavit from the construction manager and a request to disburse from Tenant; (3) contractor's, subcontractor's, and materials supplier's lien waivers for such portion of the Work; and (4) the certification of Tenant and its architect that such portion of the Work has been completed in a good and workmanlike manner in accordance with approved plans, and in accordance with applicable Laws. Such portion of the Landlord's Contribution shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Prior to the final disbursement of the Landlord's Contribution, Tenant shall provide Landlord with full and final lien waivers for all Work, and Tenant shall provide Landlord with as-built plans of the Work within 90 days after completion of the Work. Tenant shall reimburse Landlord for the reasonable actual costs or expenses actually incurred by Landlord, if any, for third party review of Tenant's Space Plans, Working Drawings or the Work within thirty (30) days following Landlord's demand therefor. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Landlord's Contribution during the continuance of an uncured Event of Default under the Lease, and Landlord's obligation to disburse shall only resume when and if such Event of Default is cured. The Landlord's Contribution must be used within twelve (12) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto.

                                                                      (initials)

     8. CONSTRUCTION REPRESENTATIVES. Landlord's Construction Representative and Tenant's Construction Representative for coordination of construction and approval of the Tenant Alterations and any change orders will be as set forth in
SECTION 1.1 of the Lease, provided that either party may change its representative upon written notice to the other.

                                                                      (initials)

                                    EXHIBIT G
                              ADDITIONAL PROVISIONS

I.   EXTENSION OPTION.

     A. Landlord hereby grants to Tenant an option to extend the Term of this Lease ("Extension Option") on terms, conditions and provisions to be negotiated by Landlord and Tenant for one (1) period of five (5) years (the "Extension Period"), which Extension Period shall commence on the date immediately following the last day of the initial Term.

     B. Tenant's Extension Option shall be exercisable by written notice ("Tenant's Extension Notice") from Tenant to Landlord given no later than twelve
(12) months prior to the expiration of the initial Term, time being of the essence. If not so exercised, Tenant's Extension Option shall thereupon expire.

     C. The Basic Rent during the Extension Period shall equal the "Fair Market Rental Rate" as hereinafter defined. Tenant shall continue to pay Escalation Charges for the Premises during the Extension Period in accordance with the terms of this Lease. For purposes of this Lease, the "Fair Market Rental Rate" shall mean the rent at which the Premises would be leased for the extension of the Term, in its then-existing condition, in an arms-length transaction between a willing landlord and tenant in the office space market existing in the West Loop area of downtown Chicago, Illinois (taking into account the location of the Building in such submarket) on the applicable date, taking into account all relevant facts and considerations, including base rents, rent escalations, rent abatements, allowances (such as tenant improvements, space planning, working drawing and moving allowances), commissions, operating expenses, real estate taxes and other economic terms contained in recently signed leases for premises of similar size, location and configuration in comparable buildings in the such submarket (taking into account the location of the Building in such submarket). The Landlord and Tenant hereby agree that the creditworthiness of tenants shall be a relevant factor in determining Fair Market Rental Rate hereunder. Landlord and Tenant shall negotiate the Basic Rent and Escalation Charges for the Premises applicable to the Extension Period in good faith for a period of thirty
(30) days following Landlord's receipt of Tenant's Extension Notice. If Landlord and Tenant are unable to agree in writing within said thirty (30) day period, on the Basic Rent and Escalation Charges for the Premises payable during the Extension Period, either party, by delivery of written notice (an "ARBITRATION NOTICE") to the other within ten (10) days following the expiration of the aforesaid thirty (30) day period, shall have the right to cause the Basic Rent and Escalation Charges to be determined by arbitration pursuant to Paragraph F. below. In the event neither party timely delivers an Arbitration Notice, Tenant's Extension Option shall be null and void and of no force or effect.

     D. Tenant may only exercise its Extension Option and an exercise thereof shall only be effective, if at the time of Tenant's exercise of the Extension Option and on the commencement date of the Extension Period, this Lease is in full force and effect and no event or circumstance exists which, with the giving of notice or the passage of time, or both, could constitute a default by Tenant under this Lease, and, inasmuch as the Extension Option is intended only for the original Tenant named in this Lease, at least one full floor in the Building is then occupied by the original Tenant herein, and Tenant has not assigned this Lease. Without limitation of the foregoing, no sublessee or assignee shall be entitled to exercise the Extension Option.

     E. Upon the agreement by Landlord and Tenant as to the terms, conditions and provisions applicable to the Extension Period, at the request of either party hereto and within thirty (30) days after such request, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Extension Period as determined in accordance with the provisions of this Section I, with such revisions to the Basic Rent and Escalation Charges provisions of this Lease as may be necessary.

     F. If either party timely delivers an Arbitration Notice to the other, within five (5) business days following delivery of the Arbitration Notice, Landlord and Tenant shall each simultaneously submit to each other in a sealed envelope its good faith estimate of the Fair Market Rental Rate. If the higher of such estimate is not more than one hundred five percent

(105%) of the lower of such estimates, then the Fair Market Rental Rate shall be the mean average of the two estimates.

     If Landlord and Tenant are unable to resolve the determination of the Fair Market Rental Rate by exchange of estimates, then within five (5) business days after the exchange of estimates, each of the parties shall select an appraiser. If the two appraisers are unable to agree upon either the Landlord's or the Tenant's estimate of the Fair Market Rental Rate within fifteen (15) days after the appointment of fee second appraiser, the two appraisers shall jointly nominate and appoint a third appraiser within fifteen (15) days after the expiration of the previous fifteen (15) day period and give written notice of such appointment to both parties. Once the appraisers have been selected as provided above, then, as soon as thereafter as practicable, but in any case within thirty (30) days, the appraisers shall select one of the two estimates of the Fair Market Rental Rate submitted by Landlord and Tenant, and the estimate so selected by a majority of the appraisers shall be the Fair Market Rental Rate for the Extension Period. The decision of the appraisers of the Fair Market Rental Rate shall be submitted in writing to, and be final and binding on, Landlord and Tenant. Each appraiser shall afford both parties a hearing and the right to submit evidence, with the privilege of cross examination in connection with its determination of the Fair Market Rental Rate. In the event any appraiser appointed as aforesaid shall die or become unable or unwilling to act before completion of the appraisal, such appraiser's successor shall be appointed in the same manner as provided above. Any appraiser appointed hereunder shall (i) be independent of both parties (and of all persons and entities with an interest in either party); (ii) have not less than five (5) years' experience in the appraisal of real property in the Chicago metropolitan area; and (iii) hold the professional designation M.A.I. or if the designation M.A.I. ceases to exist, a comparable designation from an equivalent professional appraiser organization. All appraisal fees and expenses shall be borne equally by the parties.

II.  RIGHT OF FIRST OFFER

     Landlord hereby grants to Tenant the continuous right of first offer to lease any and all space located on the 8th or 10th floors of the Building (each such space referred to herein as an "Offer Space") on the terms and conditions hereinafter set forth:

     A. Prior to offering the Offer Space to the public for lease, Landlord shall give Tenant written notice (an "Offer Notice") of the date of commencement of the term of the demise (the "Offer Space Commencement Date"), the location and square footage thereof, and the rental rate and other economic terms applicable to such Offer Space, which shall be at the Fair Market Rental Rate as defined in Section C below as reasonably determined by Landlord. The Offer Space Commencement Date shall not be less than ninety (90) days after the date on which Landlord and Tenant execute an amendment documenting the demise of the Offer Space, which amendment shall be fully executed and delivered within forty-five (45) days after the Offer Notice is given by Landlord.

     B. Tenant's right to lease the Offer Space from Landlord shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said right given not later than five (5) business days after Landlord's Offer Notice is given, time being of the essence. Tenant may not elect to lease less than the entire area of Offer Space described in Landlord's Offer Notice. If Tenant does not timely exercise its option to lease the entire Offer Space, Tenant's right to lease the Offer Space shall thereupon expire and Landlord shall have the right to lease the Offer Space to a third party; provided, however, in the event Landlord does not enter into a new lease with a third party for the Offer Space within twenty-four (24) months following the date Landlord's Office Notice is given, Tenant shall once again have a right of first offer with respect to such Offer Space on such terms and otherwise as set forth in this SECTION II.

     C. The Basic Rent for the Offer Space shall equal the "Fair Market Rental Rate" as hereinafter defined and Tenant shall to pay Escalation Charges for the Offer Space on the terms set forth in this Lease. For purposes of determining Rent for the Offer Space, the "Fair Market Rental Rate" shall mean the rent at which the Offer Space would be leased for the term set forth in the Offer Notice, in its then-existing condition, in an arms-length transaction between a willing landlord, and tenant in the office space market existing in the West Loop area of downtown Chicago, Illinois (taking into account the location of the Building in such submarket) on the applicable date, taking into account all relevant facts and considerations, including base rents, rent escalations, rent abatements, allowances (such as tenant improvements, space planning, working drawing and moving allowances), commissions, operating expenses, real estate taxes and other economic terms contained in recently signed leases for premises of similar size, location and configuration in comparable buildings in the such submarket (taking into account the location of the Building in such submarket). The Landlord and Tenant hereby agree that the creditworthiness of tenants shall be a relevant factor in determining Fair Market Rental Rate hereunder.

     D. Tenant may only exercise its right to lease the Offer Space, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said right and on the Offer Space Commencement Date, this Lease is in full force and effect and Tenant is not in default under this Lease and (inasmuch as such options are intended only for the benefit of the original named Tenant), the entire Premises is occupied by the original named Tenant. In addition to the condition set forth in the first sentence of this subparagraph (D), if Tenant is in default under this Lease within thirty (30) days prior to the Offer Space Commencement Date, and has not cured such default prior to said Offer Space Commencement Date, then, at Landlord's option, Tenant's right to exercise its option may be terminated and rendered null and void by notice thereof from Landlord to Tenant. No sublessee or assignee shall be entitled to exercise such option.

     E. If Tenant has validly exercised its right to lease the Offer Space, then, effective as of the Offer Space Commencement Date, such Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this Lease, except as follows:

               (i) The Premises Rentable Area shall be increased by the rentable area of the Offer Space, and Tenant's Proportionate Share shall be increased in a corresponding manner;

               (ii) The term of the demise covering such Offer Space shall commence on the Offer Space Commencement Date and shall expire on the date set forth in the Offer Notice;

               (iii) The monthly Basic Rent for such Offer Space shall be at the rental rate set forth in the Offer Notice;

               (iv) Such other terms shall be included as are reasonably required to conform to the terms upon which Landlord was prepared to lease the Offer Space to a third party; and

               (v) Landlord shall perform and/or pay the cost of tenant improvements in the Offer Space to the same extent as described in the Offer Notice.

     F. If Tenant has validly exercised its right to lease the Offer Space, at the request of either party hereto, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to such Offer Space as determined in accordance herewith.

     G. If Landlord should be unable on the Offer Space Commencement Date to deliver possession of all or any portion of the Offer Space to be delivered on such Offer Space Commencement Date despite Landlord's exercise of good faith and reasonable efforts to do so, Landlord shall not be subject to any liability for failure to deliver possession. Such failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this Lease either as to such Offer Space or the balance of the Premises; provided, however, that under such circumstances, Rent shall not commence as to such Offer Space until Landlord is able to deliver possession, and Tenant shall nevertheless have the right to rescend its exercise its right to lease the Offer Space if Landlord is unable to deliver possession of all or any portion of the Offer Space on the date which is 120 days after the original Office Space Commencement Date, subject to extension for events of force majeure and delays caused by Tenant.

     H. Tenant's right of first offer is expressly subject and subordinate to the expansion and renewal rights now or hereafter existing of other tenants in the Building to lease the Offer Space.

III. STORAGE SPACE

     At Tenant's request and to the extent available (as determined by Landlord in its sole discretion), in addition to the office portion of the Premises, Landlord shall lease to Tenant storage space (the "Storage Space") of a size and in an area in the Building designated by Landlord and reasonably acceptable to Tenant. Landlord shall have the right, by delivery of 60 days prior written notice, to relocate Tenant's Storage Space to other storage space in the Building of comparable size, utility and access to the original Storage Space. If Tenant leases the Storage Space from Landlord, the Storage Space shall constitute part of the Premises; provided, however, Landlord shall not be obligated to furnish any Building services with respect to the Storage Space other than freight elevator service in common with other tenants in the Building on a first come, first served basis, and Building standard electric lighting, and Tenant shall accept the Storage Space in its "as is" condition. Throughout the initial Term, Tenant shall pay Basic Rent for the Storage Space on a monthly basis at the annual rate of $20.00 per square foot, and Tenant shall not be obligated to pay Escalation Charges with respect to the Storage Space.

                                    EXHIBIT H
                             CLEANING SPECIFICATIONS

SERVICE TO TENANT AREAS                                                FREQUENCY
-----------------------                                                ---------
Empty all waste baskets and trash containers and remove refuse to      5/week
trash disposal area.

Clean exterior surfaces of waste baskets and trash containers to       2/month
remove any residue.

Empty, clean and damp wipe all ash trays and cigarette urns.           5/week

Dust all mid-range furniture, file cabinets and desktops.              5/week

High dusting.                                                          1/week

Low dusting.                                                           1/week

Clean and disinfect telephones.                                        1/week

Damp wipe sink/coffee bar areas.                                       5/week

Spot clean all glass, polished chrome and aluminum, brass, bronze      1/week
and stainless steal to remove dirt, fingerprints and smudges.

Wipe all doors facing, doors, light switch and receptacle covers,      1/month
walls and partitions as needed to remove dust, dirt, smudges, stains and fingerprints.

Dust all wood paneling to remove dust.                                 4/year

Vacuum all fabric-covered walls to remove dust.                        4/year

Vacuum all upholstered or fabric-covered furniture.                    1/month

Damp wipe all vinyl-covered furniture.                                 1/month

Dust and clean overhead vents to remove dust and dirt.                 1/month

Damp wipe door knobs.                                                  1/week

Dust Venetian blinds.                                                  2/year

Clean metal kickplates to remove dust, dirt, stains, smudges and       2/month
scuff and heel marks.

Vacuum high traffic carpeted areas.                                    5/week

Detail vacuum corners, edges and under furniture.                      1/month

Spot clean carpets to remove spills, spots and stains. Normal wear     1/week
and tear accepted.

Dust mop all hard surface floors and wet wipe spots.                   3/week

Wet mop all hard surface floors.                                       1/week

Polish all floor surfaces with a heavy duty commercial buffer.         1/month

Refinish all floor surfaces with two coats of non-skid premium         2/years
quality floor finish.

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "AMENDMENT") is made as of the 8th day of September, 2004, by and between 200 WEST JACKSON OWNER LLC, a Delaware limited liability company ("LANDLORD"), and COMPBENEFITS DENTAL AND VISION COMPANY, a Florida corporation ("TENANT").

                                    RECITALS

     A. WHEREAS, Landlord and Tenant (formerly known as American Prepaid Professional Services, Inc.) have entered into that certain lease dated October 15, 2003 (the "LEASE"), leasing to Tenant certain premises in the building situated on the real estate located at 200 West Jackson Boulevard, Chicago, Illinois (the "LAND") and known as 200 West Jackson (the "BUILDING");

     B. WHEREAS, pursuant to the Lease, Tenant is currently leasing 17,289 rentable square feet of space on the 9th floor of the Building commonly known as Suite 900, for a term expiring on October 31, 2009 (the "TERMINATION DATE") (the "ORIGINAL PREMISES"); and

     C. WHEREAS, Tenant has requested that additional space containing approximately 5,123 rentable square feet (the "EXPANSION PREMISES RENTABLE AREA") on the 7th floor of the Building commonly known as Suite 750 and depicted on EXHIBIT A attached hereto (the "EXPANSION PREMISES") be added to the Original Premises and that the Lease be appropriately amended, and Landlord is willing to do the same on the following terms and conditions.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

     1. DEFINITIONS. The capitalized terms used herein shall have the same definitions and meanings as set forth in the Lease unless otherwise defined herein or modified by the provisions hereof. In addition, terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Amendment. Terms and phrases that are not delineated herein shall have the meanings commonly ascribed thereto.

     2. EXPANSION. Effective as of the Expansion Effective Date (defined below), the Premises Rentable Area, as defined in the Lease, is increased from 17,289 rentable square feet on the 9th floor to 22,412 rentable square feet on the 7th and 9th floors by the addition of the Expansion Premises, and from and after the Expansion Effective Date, the Original Premises and the Expansion Premises, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Premises shall commence on the Expansion Effective Date and end on the Termination Date. The Expansion Premises is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such allowances, abatements and other financial concessions are expressly provided for herein with respect to Expansion Premises. The "EXPANSION EFFECTIVE DATE" shall be October 1, 2004; provided, however, the Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Premises for any reason (other than delays by Tenant), including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. Notwithstanding anything to the contrary contained herein, in the event the Expansion Effective Date has not occurred on or before November 1, 2004 (the "Outside Delivery Date") for any reason other than any delay caused by Tenant or an event of Force Majeure, Tenant, as its sole remedy, shall have the right to terminate the Lease with respect to the Expansion Premises by giving Landlord written notice of termination on or before the earlier to occur of (i) 5 Business Days following the Outside Delivery Date and
(ii) the date on which Landlord delivers the Expansion Premises to Tenant vacant and free of any other tenancy.

     3. BASIC RENT. Tenant shall continue to pay Basic Rent for the Original Premises in accordance with the terms of the Lease through the Termination Date. Effective as of the Expansion Effective Date, the schedule of Basic Rent for the Expansion Premises through the Termination Date is as follows:

                   ANNUAL RENTAL RATE                       MONTHLY BASIC
     PERIOD          PER SQUARE FOOT    ANNUAL BASIC RENT        RENT
     ------        ------------------   -----------------   -------------
 10/1/04-6/30/05         $24.00           $ 92,214.00*        $10,246.00
  7/1/05-6/30/06         $24.40           $125,001.24         $10,416.77
  7/1/06-6/30/07         $24.80           $127,050.36         $10,587.53
  7/1/07-6/30/08         $25.20           $129,099.60         $10,758.30
  7/1/08-6/30/09         $25.60           $131,148.84         $10,929.07
 7/1/09-10/31/09         $26.00           $ 44,399.32**       $11,099.83

*    based on a 9-month period

**   based on a 4-month period

Notwithstanding anything to the contrary contained in the Lease, as amended hereby, and provided that Tenant is not then in default under any of the terms, covenants or conditions of the Lease, as amended hereby, beyond any applicable cure periods, Basic Rent and Escalation Charges (as defined in the Lease) attributable to the Expansion Premises shall abate in full, and Tenant shall have no liability therefore, until April 19, 2005, at which time Tenant shall commence the payment of Basic Rent and Escalation Charges for the Expansion Premises in accordance with the terms of this Amendment.

All such Basic Rent shall be payable in accordance with the terms of the Lease.

     4. ESCALATION CHARGES. Tenant shall continue to pay Escalation Charges for the Original Premises in accordance with the terms of the Lease. In addition, from and after April 19, 2005 through the Termination Date, Tenant shall pay Escalation Charges for the Expansion Premises, and Tenant's Proportionate Share for the Expansion Premises shall be

1.0925% (which is based on the Expansion Premises Rentable Area divided by the Building Rentable Area). All such Escalation Charges shall be payable in accordance with the terms of the Lease.

     5. PERFORMANCE OF WORK. Tenant accepts the Expansion Premises in "as is" condition, without representation or warranty by Landlord, except as set forth herein. Except as expressly set forth herein, Landlord shall not be obligated to make any improvements or alterations to the Expansion Premises, the Original Premises or the Building in connection with this Amendment, and any alterations or improvements to the Original Premises and the Expansion Premises shall be performed by Tenant at its sole cost and expense in compliance with the provisions of the Lease, except as expressly provided in the work letter attached hereto as EXHIBIT B. Landlord, at its sole cost and expense, shall demise the Expansion Premises and shall bring the Building's electrical, life-safety, and heating, ventilation and air conditioning systems to the perimeter of the Expansion Premises.

     6. LIMITATION OF LIABILITY. Landlord shall have no personal liability under the Lease, as amended hereby; Landlord's liability shall be as set forth in
Section 15.3 of the Lease.

     7. NO OFFER. The submission of this Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Amendment unless Landlord executes a copy of this Amendment and delivers it to Tenant.

     8. INCORPORATION OF LEASE TERMS; CONFLICT. With the exception of those matters set forth in this Amendment, Tenant's leasing of the Premises (i.e., the Original Premises and the Expansion Premises) shall be subject to all terms, covenants and conditions of the Lease. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

     9. RATIFICATION. Tenant hereby ratifies and confirms Tenant's obligations under the Lease, and Tenant hereby represents and warrants to Landlord that Tenant has no defenses thereto. Tenant hereby further confirms and ratifies that, as of the date of this Amendment, the Lease is and remains in good standing and in full force and effect.

     10. MISCELLANEOUS. The Lease and this Amendment shall be construed as one instrument. In that regard, the Lease and this Amendment, including all exhibits and addenda to each such document, constitute the entire agreement between the parties relative to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings of Landlord and Tenant in connection therewith. There have been no additional oral or written representations or agreements by and between Landlord and Tenant. This Amendment inures to the benefit of and shall be binding upon Landlord and Tenant and their respective successors and permitted assigns. The recitals to this Amendment are hereby incorporated as if fully set forth herein.

     11. MULTIPLE COUNTERPARTS. To facilitate execution hereof, this Amendment may be executed in one or more counterparts as may be convenient or required, and an executed copy hereof delivered by facsimile shall have the effect of an original, executed instrument. All counterparts hereof shall collectively constitute a single instrument; but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for the signature of, or on behalf of, each party hereto, or that the signature of all persons required to bind any such party, appear on each counterpart hereof. Each signature page to any counterpart hereof may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart hereof identical thereto except having attached to it additional signature pages.

     12. NO CONSTRUCTION AGAINST DRAFTSMAN. No inference in favor of or against any party shall be drawn from the fact that such party has drafted any provision of this Amendment or that such provisions have been drafted on behalf of said party.

     13. BROKER. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent, other than MB Real Estate Services LLC and CB Richard Ellis, Inc., in connection with the negotiation or execution of the Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

     This Amendment is executed by the undersigned as of the date first above written.

LANDLORD:

200 WEST JACKSON OWNER LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By: 200 West Jackson Manager LLC,
    a Delaware limited liability company,
    its Manager

By: MassMutual/Boston Capital Mezzanine
    Partners II, L.P., a Delaware
    limited partnership, its sole Member
    and Manager

By: Boston Mass II, LLC, a Delaware
    limited liability company, its
    General Partner

By: Babson Capital Management LLC, a
    Delaware limited liability company,
    a Manager


By: /s/ ROBERT F. LITTLE
    ------------------------------------
Name: ROBERT F. LITTLE
Title: MANAGING DIRECTOR


By: Boston Capital Institutional
    Advisors LLC, a Delaware limited
    liability company, a Manager


By: /s/ KARL W. WELLER
    ------------------------------------
Name: KARL W. WELLER
Title: EXECUTIVE VICE PRESIDENT


TENANT:

COMPBENEFITS DENTAL AND VISION COMPANY,
A FLORIDA CORPORATION


By: /s/ BRUCE A. MITCHELL
    ------------------------------------
Name: BRUCE A. MITCHELL
Title: Ex VP

                                   EXHIBIT A

                 OUTLINE AND LOCATION OF THE EXPANSION PREMISES

                                  (FLOOR PLAN)

200 WEST JACKSON BLVD.
CHICAGO ILLINOIS

                                    EXHIBIT B

                                   WORKLETTER

     1. ACCEPTANCE OF EXPANSION PREMISES; WORKLETTER. Subject to the provisions set forth in Section 5 of the Amendment, Tenant accepts the Expansion Premises in "as is" condition. The performance by Tenant of the construction of the initial Tenant Alterations in the Expansion Premises and the payment by Landlord of Landlord's Expansion Premises Contribution (as defined hereinafter) shall be governed by the terms of this workletter ("WORKLETTER") and the Lease.

     2. SPACE PLANS.

          (a) PREPARATION AND DELIVERY. Tenant shall deliver to Landlord a space plan for the Expansion Premises prepared by a design consultant reasonably acceptable to Landlord (the "ARCHITECT") depicting improvements to be installed in the Expansion Premises (the "SPACE PLANS").

          (B) APPROVAL PROCESS. Landlord shall notify Tenant in writing whether it approves of the submitted Space Plans within five (5) days after Tenant's submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three
     (3) Business Days after such notice, revise such Space Plans in accordance with Landlord's objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three (3) Business Days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant.

     3. WORKING DRAWINGS.

          (a) PREPARATION AND DELIVERY. Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Expansion Premises as part of the Work (as hereinafter defined); such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Workletter in accordance with all applicable Laws.

          (b) APPROVAL PROCESS. Landlord shall notify Tenant in writing whether it approves of the submitted working drawings within five (5) Business Days after Tenant's submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant in writing thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) Business Days after such notice, revise such working drawings in accordance with Landlord's objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five (5) Business Days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord.

     4. LANDLORD'S APPROVAL; PERFORMANCE OF WORK. If any of Tenant's proposed construction work will affect the Building's structure or systems of the Building, including but not limited to electrical, mechanical life safety and HVAC (collectively, "BUILDING'S SYSTEMS"), then the working drawings pertaining thereto must be approved by Landlord's engineer. Landlord's approval of such working drawings shall not be unreasonably withheld, delayed or conditioned, provided that (1) they comply with all laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building's structure or the Building's Systems (including the Building's restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building's Common Facilities, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of Tenant Alterations. As used herein, "WORKING DRAWINGS" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. After the Working Drawings have been approved, and Tenant has complied with all the terms and conditions set forth herein and the insurance requirements attached to this Workletter, Tenant shall cause the Work to be performed substantially in accordance with the Working Drawings and the provisions of
SECTION 5.2 of the Lease and the Rules and Regulations for Tenant Alterations promulgated by Landlord from time to time, except to the extent such provisions are inconsistent with this Workletter. Tenant shall have the right to competitively bid the Work; provided, however, the contractors and subcontractors shall be subject to Landlord's reasonable approval.

     5. CHANGE ORDERS. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld, delayed or conditioned; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building's structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (b) the exterior appearance of the Building, or
(c) the appearance of the Building's Common Facilities, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural "as-built" plan of the Work as constructed, which plan shall be incorporated into this Workletter by this reference for all purposes.

     6. EXCESS COSTS. The entire cost of performing the Work (including design of the Work and preparation of the Working Drawings, architectural fees and expenses, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, and the review fees referenced in SECTION 7 of this Workletter, all of which costs are herein collectively called the "TOTAL CONSTRUCTION COSTS") in excess of the Landlord's Expansion Premises Contribution (hereinafter defined) shall be paid by Tenant. Tenant shall not be charged by Landlord for hoisting, security or elevator operator service during normal business hours.

     7. LANDLORD'S EXPANSION PREMISES CONTRIBUTION. Landlord shall provide to Tenant a construction allowance (the "LANDLORD'S EXPANSION PREMISES CONTRIBUTION") in the amount of $107,070.70 (i.e., $20.90 per square foot in the Expansion Premises). Landlord shall disburse the Landlord's Expansion Premises Contribution within thirty (30) days following Tenant's request therefor, at any time following the full execution and delivery of this Lease by all parties, to the general contractor in periodic disbursements, within 20 days following receipt by Landlord of each of the following with respect to the portion of the Work reflected in each disbursement: (1) receipted bills covering all labor and materials expended and used in such portion of the Work; (2) a sworn contractor's affidavit from the construction manager and a request to disburse from Tenant; (3) contractor's, subcontractor's, and materials supplier's lien waivers for such portion of the Work; and (4) the certification of Tenant and its architect that such portion of the Work has been completed in a good and workmanlike manner in accordance with approved plans, and in accordance with applicable Laws. The Landlord's Expansion Premises Contribution shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Prior to the final disbursement of the Landlord's Expansion Premises Contribution, Tenant shall provide Landlord with full and final lien waivers for all Work, and Tenant shall provide Landlord with as-built plans of the Work within 90 days after completion of the Work. Tenant shall reimburse Landlord for the reasonable actual costs or expenses actually incurred by Landlord, if any, for third party review of Tenant's Space Plans, Working Drawings or the Work within thirty (30) days following Landlord's demand therefor. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Landlord's Expansion Premises Contribution during the continuance of an uncured Event of Default under the Lease, as amended by the Amendment to which this Workletter is attached, and Landlord's obligation to disburse shall only resume when and if such Event of Default is cured. In the event the Landlord's Expansion Premises Contribution exceeds the Total Construction Costs, up to $61,476.00 (i.e., $12.00 per square foot in the Expansion Premises) of the Landlord's Expansion Premises Contribution unused after payment of the Total Construction Costs shall be applied to the payments of Rent next due under the Lease; provided, however, any portion of the Landlord's Expansion Premises Contribution not disbursed within twelve

(12) months following the Expansion Effective Date shall be deemed forfeited with no further obligation by Landlord with respect thereto.

     8. CONSTRUCTION REPRESENTATIVES. Landlord's Construction Representative and Tenant's Construction Representative for coordination of construction and approval of the Tenant Alterations in the Expansion Premises and any change orders will be as set forth in SECTION 1.1 of the Lease, provided that either party may change its representative upon written notice to the other.